1    SETTLEMENT AGREEMENT  This Settlement Agreement (“Agreement”) is entered into as of the Effective Date by and between  Climate  Resolve,  a  California  nonprofit  public  benefit  corporation,  on  the  one  hand,  and  Centennial Founders LLC,  a Delaware Limited Liability Company  (“Centennial”),  and Tejon  Ranchcorp, a California corporation (“Tejon Ranchcorp”) on the other hand.    DEFINITIONS  As used in this Agreement, the following terms have the meanings specified below.  Board and CMG Board: the Board of Directors of the Centennial Monitoring Group.  Business As Usual Emissions (“BAU Emissions”): for purposes of this Agreement, BAU is 15  million metric tons of greenhouse gas emissions (MMTCO2e).  California Air Resources Board (“CARB”): The California regulatory agency named “California  Air Resources Board.” California Environmental Quality Act (“CEQA”) is California Public Resources Code sections  21000‐21189.7.  Centennial Monitoring Group  (“CMG”):  A  non‐profit  entity  to  be  established  by  Climate  Resolve as set forth in this Agreement to monitor Centennialʹs and Tejon Ranchcorp’s compliance  with this Agreement.  Climate Action Reserve (“CAR”): The California corporation named “Climate Action Reserve.”  County: Los Angeles County.  Disadvantaged  Communities  (“DACs”):  Communities  identified  as  such  by  the  California  Environmental Protection Agency under Health and Safety Code § 39711.  Disadvantaged Vulnerable Communities (“DVCs”): The 25% highest‐scoring areas according  to the California Communities Environmental Health Screening Tool (CalEnviroScreen), all tribal  lands, areas with median household incomes below 60% of the state median, and areas that score  in the highest 5% of Pollution Burden with CalEnviroScreen but don’t receive an overall score  due to poor data.  Dwelling Unit: a structure or the part of a structure that is used as a home or residence by one or  more persons maintaining a household, including but not limited to attached or detached homes,  apartments and condominiums.   Effective Date: the Effective Date of this Agreement is November 30, 2021.

2    Electric Vehicle Supply Equipment (“EVSE”): A station for charging electric vehicles. One EVSE  may have one or more connectors that each allow an EV to be charged.  Environmental  Impact  Report  (“EIR”):  The  Environmental  Impact  Report  certified  by  Los  Angeles County on April 30, 2019 ( State Clearinghouse Number 2004031072).  Fire Protection Plan  (“FPP”): A plan  for  reducing  fire  risk on and around  the Project Site, as  drafted by Centennial, as updated from time to time. A copy of the current version of the FPP is  attached to this Agreement as Exhibit 1.  Greenhouse Gases (“GHGs”): Gases which contribute to the greenhouse effect, including carbon  dioxide and methane.  Inflation‐Adjusted:  Adjusted  based  on  the  Consumer  Price  Index  for  Los  Angeles/Riverside/Orange Counties, using the Effective Date as a baseline.  Itemized GHG Mitigation Measures:  Those measures set forth in Section 1.a below, to mitigate  the Project’s GHG emissions.  Litigation:  The case captioned Climate Reserve v. County of Los Angeles, Los Angeles Superior  Court Case No. 19STCP01917, filed May 15, 2019.  Mitigation:   For purposes  of  this Agreement,  the  term  “mitigation”  or  “Mitigation”  shall be  understood  in  its most generic  sense and  shall not be  limited  in any  technical  sense as a Los  Angeles County CEQA term.  Mitigation Credit: A certification or other documented award by CARB or a CARB‐approved  registry  that  is  equivalent  to  one  metric  ton  of  carbon‐dioxide‐equivalent  greenhouse  gas  emissions that is or will be reduced, sequestered, or avoided.   MTCO2e means metric tons of CO2 equivalent.  Non‐Itemized GHG Mitigation Measures: Those measures set  forth  in Section 1.b, below,  to  mitigate the Project’s GHG emissions.    Non‐Residential: Square footage constructed to include commercial, employment, institutional,  or other non‐residential uses authorized at the Project Site which does not include Dwelling Units.  Mixed use structures may include Non‐Residential square footage, and Dwelling Units.   Parties:  the parties  to  this Agreement, Climate Resolve, Centennial Founders LLC, and Tejon  Ranchcorp.  Project: the entire Centennial Project and offsite improvements, as described in the EIR.  Project  Site:  That  certain  real  property  commonly  known  as  Centennial  comprising  approximately a 12,323‐acre portion of the Tejon Ranch, in the geographical area covered by the

3    Centennial  Specific  Plan  No.  02‐0232‐(5)  and  offsite  improvements  associated  therewith  as  described in the EIR.  SCAQMD: South Coast Air Quality Management District. Tejon  Ranch:  That  certain  real  property  commonly  known  as  Tejon  Ranch  comprising  approximately 270,000 acres, as further described and depicted on Exhibit 2 attached hereto.  Vehicles:   Vehicles are classed according to their Gross Vehicle Weight Rating (“GVWR”).   Light‐Duty: Cars and trucks of classes 1 through 3, weighing less than 14,000 pounds  GVWR.   Medium‐Duty: Trucks of classes 4 through 6, weighing between 14,000 and 26,000  pounds GVWR   Heavy‐Duty: Trucks of classes 7 through 9, weighing 26,000 pounds or more GVWR.    RECITALS  A.  Centennial is the applicant for a master‐planned development project encompassing the  development  of  up  to  19,333  dwelling  units,  8,529,048  square  feet  of  business  park  commercial  and  recreational/entertainment  uses,  1,568,160  square  feet  of  institutional/civic uses, 5,624 acres of open space, 163 acres of parks, and other uses sited  on an approximately 12,323‐acre portion of the approximately 270,000‐acre Tejon Ranch.  The  Project  Site  is  largely  unimproved  land  located  approximately  one mile  east  of  Interstate 5  in  the northwestern portion of  the Antelope Valley  in unincorporated Los  Angeles County. The Property and the Project are approximately 35 miles north of Santa  Clarita,  5 miles  east  of  Gorman,  36 miles west  of  Lancaster,  and  50 miles  south  of  Bakersfield.  State Route 138 runs through the southern portion of the Property.  B.  On April 30, 2019, Los Angeles County, through its Board of Supervisors certified the EIR  pursuant to CEQA for the development of the mixed‐use, mixed‐income master planned  Centennial  community  on  land  owned  by  Tejon  Ranchcorp,  including  offsite  infrastructure improvements identified in the EIR.  C.  On April 30, 2019,  the County also  issued  initial entitlement approvals  for  the Project,  consisting of (a) the Centennial Specific Plan to govern the Project’s development, (b) a  General  Plan  Amendment  to  amend  the  highway maps  of  the  Los Angeles  County  General  Plan  and  the  County’s  Antelope  Valley  Area  Plan,  (c)  a  Zoning  Ordinance  Amendment to change the Property’s zoning from Open Space, Light Agricultural‐Two  Acre  Minimum  Required  Lot  Area,  Residential  Planned  Development,  Commercial

4    Planned  Development,  and  Manufacturing  Industrial  Planned  Development  to  SP  (Specific Plan), (d) a Vesting Tentative Parcel Map to create 20 large‐lot parcels on 8,408  acres of the Property for lease, conveyance, and financing purposes only, (e) a Conditional  Use Permit  to authorize  the Specific Plan development process, and  (f) a development  agreement to vest the approved land use entitlements and provide specified community  benefits including but not limited to affordable housing.  D.  On May  15,  2019,  Climate  Resolve  filed  a  petition  commencing  litigation  in  the  Los  Angeles County Superior Court captioned Climate Resolve v. County of Los Angeles, et  al.  (Case No.  19STCP01917),  challenging  the County’s  approval  of  the Project  and  its  certification of the EIR.  E.  On April 5, 2021, after briefing and oral argument, the court issued an order granting in  part Climate Resolve’s petition.  F.  Subsequent to the court’s decision, Climate Resolve and Centennial have mutually agreed  to make certain additional commitments to assure that the Project will be a Net Zero GHG  Project, including mandates that are more stringent than those agreed to in previously‐ approved projects in Los Angeles County.  G.  Climate  Resolve  and  Centennial  have  mutually  agreed  to  make  certain  additional  commitments to fund wildfire prevention, protection and response activities within the  Project,  and  to  fund  grants  to  improve wildfire  prevention,  protection  and  response  activities in nearby communities.  H.  Climate  Resolve  and  Centennial  have mutually  agreed  to  fund  ongoing  compliance  monitoring  to  assure  that  Centennial  complies with  the  net‐zero  and  fire‐protection  obligations in this agreement.  I.  For purposes of this Agreement, implementation of the measures included in Section 1  will make the Project a net zero GHG project (ʺNet Zero GHG Projectʺ), and the measures  included in Section 1.e will mitigate wildfire risks.  J.  The purpose of this Agreement  is to resolve and settle all disputes between the Parties  involving the Litigation, the Project, and Los Angeles County, and for Climate Resolve to  agree to not pursue or support litigation or other challenges to future agency approvals  of the Project that are consistent with the approved scope of the Project as set forth in the  EIR or other projects on Tejon Ranch as further described herein, provided that Centennial  and Tejon Ranchcorp fully comply with their obligations in this Agreement.

5    AGREEMENT  The Parties agree as follows:  1  Centennial’s Obligations  The Project will be a Net Zero GHG Project. To accomplish this goal, Centennial will mitigate  the Project’s GHG emissions with  two  types of GHG mitigation measures:  (1)  Itemized GHG  Measures, and (2) Non‐Itemized GHG Measures, both as set forth herein.  Centennial will also implement measures to reduce the risk of wildfires in the vicinity of the  Project.  Tejon Ranchcorp owns all Tejon Ranch land relevant to this Agreement.  Tejon Ranchcorp  formed Centennial LLC to develop the Project. Centennial  is the obligor under this Agreement,  but (a) Tejon Ranchcorp is obligated to enforce a ban on natural gas service to residences in the  Grapevine project located in Kern County and located on Tejon Ranch (“Grapevine Project”); and  (b) as described in Section 6.a, Tejon Ranchcorp shall assume Centennial’s obligations under this  Agreement if Centennial (including without limitation Centennial’s successors or assigns) fails to  perform Centennialʹs obligations in compliance with the outcome of the meet and confer process  set forth in Section 5 of this Agreement or 90 days following the issuance of an arbitration award  against Centennial as set forth in Section 5.    a.  Itemized GHG Mitigation Measures  Centennial, to the extent it is a direct consumer of electricity on the Project Site, shall use the  100% renewable CCA option in Los Angeles County for construction activity.  1.  Residential. Centennial will:  a)  Provide an  Inflation‐Adjusted $5,000  in reimbursement  incentives  to  the  renters or purchasers of each of the Project’s Dwelling Units starting at the  time of purchase or rental to support the purchase of an EV, until such time  as  the  incentive has been provided  to 50%  the Project’s Dwelling Units.  Informational material on the  incentives shall be provided at the time of  home  purchase  or  rental  and  regularly  advertised  through  HOA  communications;  b)  Install one operable Level‐2 or higher‐capacity EVSE at each single‐family  Dwelling Unit;  c)  Install operable Level 2 or higher‐capacity EVSEs  in  the parking area of  each multi‐unit Residential building in such capacity so that one electrical  charger is provided for one assigned parking space of each Dwelling Unit.

6    2.  Non‐Residential. Centennial will:  a)  Install in nearby parking spaces for all Non‐Residential structures operable  Level 2 or higher‐capacity EVSEs at a rate of at  least one EVSE  for each  3,500 square feet of space and no fewer than 3,500 charging connectors;  b)  Install  100  operable  EVSEs  to  serve  Medium‐Duty  and  Heavy‐Duty  vehicles at Tejon Ranch Commerce Center;  c)  Include  in  enforceable Covenants, Conditions  and Restrictions  or  other  enforceable  obligations  (collectively,  “CC&Rs”)  that  future  Non‐ Residential  owners  maintain  and  keep  operable  the  EVSEs  on  their  respective  properties,  and  include  in  CC&Rs  a  non‐enforceable  encouragement to opt into any available 100% renewable energy source as  a power supply.       d)  Provide $7,500 in reimbursement incentives per vehicle for 500 vehicles to  businesses  that conduct activities on Tejon Ranch  to purchase Medium‐ Duty and Heavy‐Duty vehicles expected to be used in part on Tejon Ranch,  for a total of $3,750,000. The EV incentive shall be offered in for Class 1‐7  trucks or vans.  3.  Other Fleets. Centennial will:  a)  Provide an EV grant program of $5,000 per vehicle  for 300 vehicles,  for  public  agency  service  fleets  that  serve  the Project’s  community, but  are  controlled by public agencies not specific to the Project, such as for public  safety, maintenance, and operations for a total of $1,500,000;  b)  Provide an EV grant program of $5,000 per vehicle to provide for up to 100  vehicles  for  Project‐specific  community  agencies  or  organizations,  including  the  Homeowners  Association,  Commercial  and  Hospitality  Associations, and Transportation Management Association.   c)  The total amount of the incentives described in subparagraphs (a) and (b)  immediately above shall be $2,000,000.  d)  Provide  incentives  totaling $8,000,000  to support  the purchase of school  and transit buses and vans for the Project’s schools and community transit  fleets, and for the installation of EVSEs to serve them.  4.  SCAQMD Offsite Chargers. Centennial will:  a)  Install  5,000  operable  Level  2  or  higher‐capacity  EVSEs  within  the  SCAQMD  territory.  The  EVSEs  will  be  sited  and  operated  in

7    Disadvantaged Communities or Disadvantaged Vulnerable Communities.  These EVSEs will be non‐networked (“dumb”) to the extent such EVSEs  are available and commercially feasible.  5.  Onsite Reductions. Centennial will further mitigate GHG within the Project Site as  described in the following four paragraphs.  a)  Centennial will include in CC&Rs that no natural gas infrastructure may  be  installed within  the  Project  Site  for  residential  buildings,  recreation  centers,  and/or  public  facilities,  and  will  through  CC&Rs  ensure  that  natural gas use  is prohibited  in such structures. Centennial will  likewise  include in such CC&Rs the prohibition of natural gas by Non‐Residential  tenants for non‐essential uses, which include space heating, non‐industrial  water heating, space cooling, and non‐commercial cooking. Fireplaces that  use  fossil  fuels will  be  prohibited  in  Centennial.  If  the  Project’s Non‐ Residential  customers  procure  biogas,  then  Centennial  shall  ask  the  Southern California Gas Company (“SoCalGas”) to report on the origins of  that biogas as a term of their contracting and shall include that report in  the annual reports described below.  b)  All  building  developers,  including  without  limitation  residential,  commercial,  industrial,  or  public  buildings,  shall  install  battery  storage  systems as required by code, or, if battery storage systems are not required  by code, shall be required to offer them as an option available for purchase  or lease.   c)  Centennial will include in CC&Rs that Community Choice Aggregation or  an equivalent Southern California Edison (“SCE”) plan with 100% Clean  Power (“Clean Power Plan”) is required to the extent allowed by law, and  is the default choice when not required by law, for all residents, businesses,  recreation centers, and public facilities at the Project.   d)  Tejon Ranchcorp will include in CC&Rs that no natural gas infrastructure  may be  installed  for  residential buildings on  the Grapevine project, and  will  through CC&Rs  ensure  that  natural  gas  use  is  prohibited  in  such  structures. Tejon Ranchcorp will include in CC&Rs that fireplaces that use  fossil fuels shall be prohibited at Grapevine.  6.  Itemized  GHG  Mitigation  Measures  Timing.  The  Itemized  GHG  Mitigation  Measures shall be implemented as set forth below:  a)  Residential EV incentives shall be provided as described in Section 1.a.1.a  above.  b)  Residential  EVSEs  shall  be  installed  and  made  operable  prior  to  the

8    Dwelling Unit’s receipt of its certificate of occupancy.  c)  Non‐Residential EVSEs shall be installed and made operable prior to each  respective Non‐Residential buildings’ receipt of certificate of occupancy.  d)  Non‐Residential  EVSEs  shall  be  installed  and made  operable  to  serve  Medium‐Duty  and  Heavy‐Duty  vehicles  at  Tejon  Ranch  Commerce  Center, with 1 EVSE required to be installed prior to receipt of a certificate  of  occupancy  for  the  100,972nd  square  feet  of  non‐residential  uses  at  Centennial, and 1 additional EVSE required prior to issuance of a certificate  of occupancy  for each subsequent 100,972 square  feet of non‐residential  uses thereafter.   e)  A total of $2,000,000 in EV incentives shall be offered to public service and  community  service  fleet  vehicles  used  at Centennial,  to  be  awarded  in  $5,000  grants with  one  $5,000  grant  awarded  prior  to  the  certificate  of  occupancy  for  the 48th Dwelling Unit, and additional $5,000 grants    for  every  subsequent  48th  Dwelling  Unit  until  the  incentives  are  fully  depleted. Incentives shall be offered continuously with active marketing  efforts.  f)  A total of $3,750,000 in EV incentives shall be offered to businesses or other  entities for Class 1‐7 Vehicles that conduct activities on Tejon Ranch, to be  awarded  in  $7,500  grants  with  one  $7,500  grant  award  prior  to  the  certificate of occupancy for the 38th Dwelling Unit, and additional $7,500  grants for every subsequent 38th Dwelling Unit until such incentives are  fully  depleted.    Incentives  shall  be  offered  continuously  with  active  marketing efforts.  g)  A total of $8,000,000 shall be awarded in EV and EVSE incentives for the  Project’s  schools  and  community  transit  fleets, with  one  $20,000  grant  awarded prior to the certificate of occupancy for the 48th Dwelling Unit  and an additional $20,000 grant for each subsequent 48th Dwelling Unit  thereafter.     h)  A  total of 5,000 EVSEs shall be  installed within SCAQMD, with  the first  EVSE  installed prior  to  issuance of a certificate of occupancy  for  the 4th  Dwelling Unit, with one additional EVSE installed for every 4th Dwelling  Unit thereafter.  b.  Non‐Itemized GHG Mitigation Measures  Centennial will become a Net Zero GHG Project by also implementing the Non‐Itemized  GHG Mitigation Measures, as described in this Section 1.b of the Agreement and in Exhibit 3 to  further mitigate  the Project’s GHG emissions by 6,964,111 MTCO2e. The mitigation measures

9    implemented under this Section 1.b will be in addition to the Itemized GHG Mitigation Measures  described  in Section 1.a above, and  the emissions mitigations achieved by  the  Itemized GHG  Mitigation  Measures  will  not  count  toward  the  6,964,111  MTCO2e  in  Non‐Itemized  GHG  Mitigation Measures required by this section.   1.  Centennial may  implement additional onsite GHG  reduction measures beyond  those required as Itemized GHG Mitigation Measures for submittal to the CMG as  described below  in Section 3.e.5; however,  if all of  the Project’s GHG emissions  cannot  first be  fully mitigated by direct GHG  emissions  reductions within  the  Project,  then  Centennial  shall  achieve  Net  Zero  GHG  as  required  by  this  Agreement  by  funding  direct  investments  in  offsite GHG  emissions  reduction  projects that generate direct GHG emissions reductions.  a)  Centennial  shall  fund  only  Direct  Mitigation  Projects  that  generate  qualified GHG credits under  the CAR’s Climate Forward program  from  CAR’s approved list of methodologies, under a CARB protocol, or under a  protocol  listed  under  one  of  CARB’s  approved  list  of  Offset  Project  Registries, which are currently American Carbon Registry (“ACR”), CAR,  and Verra (collectively, ʺRegistriesʺ); provided, however, that evidence of  actual GHG reductions  from these Registries shall be confirmed by these  Registries prior to issuance of certificates of occupancy for Residential or  Non‐Residential structures as required above.    b)  Centennial shall obtain from such registries a certificate, report, or other  written  documentation  of  the  quantity  of  Mitigation  Credits  that  the  registry  has  awarded  to  Centennial  for  Direct Mitigation  Projects  that  Centennial  has  undertaken  or  funded.  Centennial  shall  report  such  quantities of awarded Mitigation Credits in Annual Reports submitted to  the CMG Board and the public as set forth herein.   c)  Centennial may  elect  to  fund  the development of new GHG mitigation  methodologies under CARB or CARB‐approved registries. After CARB or  the CARB‐approved  registry  approves  a  new methodology, Centennial  may  then  fund Direct Mitigation  Projects  that  generate  qualified GHG  credits based on that methodology.  d)  As part of the offsite GHG mitigations, Centennial may directly undertake  or fund projects on Tejon Ranch.  However, any projects that reduce, avoid,  or  sequester GHG  emissions  on  Tejon Ranch must  result  in  quantified  Mitigation Credits awarded by CARB or a CARB‐approved  registry, or  approved by the CMG.

10    1)  Renewable energy projects that provide power solely to the Project  would be an exception. Given the Project’s commitment to Zero Net  Energy  and  100%  renewable  power,  Centennial  may  elect  to  develop renewable energy projects elsewhere on the Tejon Ranch  to provide power solely to the Project, for example  in connection  with a microgrid system, without necessitating the involvement of  a third‐party registry. This type of renewable energy project would  not qualify as a Non‐Itemized GHG Mitigation Measure, but could  provide a reliable source of renewable power  for  the Project at a  lower cost per Watt than rooftop solar. (A renewable energy project  on Tejon Ranch that provides power to an off taker other than the  Project  would  require  CARB  or  a  CARB‐approved  registry  to  award Mitigation Credits  for  the  renewable energy project  to be  considered a Non‐Itemized GHG Mitigation Measure.)       e)   Centennial  shall  not  purchase  emissions  offsets  to  fulfill  its mitigation  obligations  under  this  Agreement,  including  but  not  limited  to  those  offsets  offered  by  CARB,  CAR,  American  Carbon  Registry  and  Verra,  unless approved as a  last  resort compliance option  for one phase of  the  Project by a majority vote of the CMG Board, and only to the extent that  the Board determines that it will be otherwise infeasible for Centennial to  reduce or avoid the GHG emissions of that phase of the project to become  a Net Zero GHG Project under the terms of the Agreement. Such a Board  vote would be on  a  temporary, phase‐by‐phase  case  and would not be  applicable to the entire Project.   c.  Locational Requirements. The  locational  requirement percentage distribution  set  forth  below  applies  to  the BAU Emissions  of  15,000,000 MTCO2e  from  the Project  that  the  Parties have agreed  to  for purposes of  this Agreement. Centennial shall become a Net  Zero GHG Project by funding emissions reductions or avoidances within the following  geographic limitations, in order of priority:  1.  At  least  51%  of  BAU  Emissions mitigations within  Tejon  Ranch, which  shall  include  all  of  the  emission  mitigations  associated  with  the  Itemized  GHG  Mitigation  Measures,  and  such  other  reductions  as  may  be  approved  either  through approved Registries or by CMG as described below.  2.  At least 69.5% of BAU Emissions mitigations within California, including 0.83% of  BAU  Emissions  mitigations  within  Disadvantaged  Communities  or  Disadvantaged Vulnerable Communities.   Of the 0.83% of such BAU Emissions  mitigations in such Communities, 25% of such reductions shall be in Los Angeles  County and the remainder shall be in San Bernardino, Kern, Riverside and Inyo  Counties. Installation of EVSEʹs in such Communities is recognized for locational  distribution purposes at 22 MTCO2e per charger but does not count as a Non‐

11    Itemized GHG Mitigation.    3.  At least 82.25% of BAU Emission mitigations within the United States of America;    4.  No more than 17.75% of BAU Emission mitigations from International projects.  d.  Fifteen‐Year True‐Up  1.  Prior to the expiration of fourteen years from the Effective Date, Centennial may  elect  in  writing  to  undertake  a  comprehensive  process  (the  “True‐Up”)  for  assessing the extent to which Centennial has progressed towards becoming a Net  Zero GHG Project to revisit the calculations and technology assumptions used by  the Parties in this Agreement in 2021 to calculate BAU emissions, and to calculate  GHG reductions from Itemized and Non‐Itemized GHG Mitigations, as shown in  Exhibit  3  based  on  then‐existing  technology,  law, market  conditions,  or  other  circumstances  that  result  in quantifiable GHG  emissions  that may be different  from what was used  in Exhibit 3 (ʺModified GHG Calculationsʺ).   The True‐Up  shall not authorize modifications to the locational requirements of Non‐Itemized  Mitigations.  Further, changes to the Itemized Mitigations shall be limited to those  required  by  changes  in  law,  or  that  take  advantage  of  improvements  in  technology.   Non‐Itemized Mitigation  reduction quantities may be modified  if  GHG emissions as a result of the True‐Up are lower (or higher) than those set forth  in Exhibit 3.           2.  Centennial shall provide  to CMG a  scope of work  for  the True‐Up, which will  include use of a qualified GHG consultant.  Centennial shall work with the CMG  Board to develop a schedule and consultation process for review of a draft and  final True‐Up Report  for  review and approval by  the Board.   Unless otherwise  agreed by the Board, the True‐Up Report will be received and considered during  the first Board meeting of the sixteenth year following the Effective Date, along  with  any  proposed  revisions  by Centennial  to modify  the  Itemized  and Non‐ Itemized GHG Mitigation Measures.   The Board shall by majority vote agree to  accept,  modify  or  reject  the  True‐Up  Report  and/or  the  modified  GHG  Calculations, or  Itemized or Non‐Itemized GHG Mitigation Measures. Disputes  regarding the True‐Up are subject to the Dispute Resolution procedures set forth  in Section 5 herein. Upon Board Approval, or upon a favorable arbitration award  from  the  Section  5  Dispute  Resolution  process,  Centennial  shall  proceed  to  implement such Modified GHG Mitigation Measures  for  the remaining  term of  this Agreement.    e.  Enhanced Wildfire Prevention and Protection  1.  Centennial  shall  implement  the  Fire  Protection  Plan  (“FPP”)  attached  to  this  Agreement as Exhibit 1. The FPP shall be updated and submitted to the CMG for  compliance monitoring purposes any time Centennial files a tract map to include

12    any new or modified  state or  county  fire prevention, protection,  and  response  requirements  and will  through CC&Rs  ensure  that  each phase  of  the Project’s  development is at all times in compliance with then‐prevailing standards and fire  codes.  a)  Prior to the filing of the first application for a building permit for Dwelling  Units  at  the  Project,  Centennial  shall  cause  the  creation  of  a  master  Homeowners Association (ʺHOAʺ) for all Dwelling Units at Centennial to  fund  the  ongoing  implementation,  including  education,  inspections,  enforcement,  and  corrective  action,  of  the  FPP.  Such  HOA  shall  be  authorized  to  assess  on  each Dwelling Unit  at  the  Project  an  ongoing,  permanent fee, tax, or assessment in the total cumulative amount for the  Project  of  no  more  than  $500,000  per  year,  inflation  adjusted,  with  a  presumptive pro‐rata allocation of $26.00 per Dwelling Unit (“Onsite FPP  Assessment”).    The HOA  shall  disperse  funds  consistent with,  and  to  further the implementation of, the FPP.   b)  Centennial shall ensure, pursuant to the FPP, that the master Homeowners  Association  for Centennial will  hire  a  qualified  third‐party  compliance  inspector  approved  by  the  Los  Angeles  County  Fire  Department  to  conduct  a  fuel  management  zone  inspection  and  submit  a  Fuel  Management Report to the CMG before June 1 of each year certifying that  vegetation management activities  throughout  the Project  site have been  timely  and  properly  performed.  The CMG  Board will  review  the  Fuel  Management Report and will vote whether to verify ongoing compliance  of  the  defensible  space,  vegetation management,  and  fuel modification  requirements of, and any continuing obligations imposed under, the FPP.  c)  Every 2 years after the first Dwelling Units are occupied, Centennial and  CMG will meet with  the purpose of  reviewing  evacuation policies  and  Centennial  will  demonstrate  that  they  are  clearly  understood  and  communicated with residents.  Centennial will also work with the HOA to  promote creation of Firewise USA communities within the Project.   2.  Centennial shall establish a Good Neighbor Firewise Fund, which will provide  grants to needs‐based applicants to be awarded by the CMG to aid communities  with a population of less than 100,000 within 15 miles of the boundaries of Tejon  Ranch to reduce offsite fire risks, increase fire prevention, protection and response  measures,  and  avoid  adverse  impacts  of  fire,  for  the  Project’s  residents  and  neighboring  communities.  The  100,000‐population  limit  will  be  adjusted  commensurately with  population  changes  in  Los  Angeles,  Kern  and  Ventura  Counties  as  documented  by  each  Census.  Centennial  shall  fund  the  Good  Neighbor Firewise Fund  in  the  inflation‐adjusted amount of $500,000 annually.  CMG will  review  applications  and  award  the  grants  to  applicants  based  on  a

13    majority vote of the CMG Board. The grants shall be in support of the following  actions:  a)  Updating planning documents and zoning ordinances, including general  plans,  community  plans,  specific  plans,  local  hazard mitigation  plans,  community wildfire protection plans, climate adaptation plans, and local  coastal programs to protect against the impacts of wildfires;  b)  Developing and adopting a comprehensive retrofit strategy;   c)  Funding fire‐hardening retrofits of residential units and other buildings;  d)  Reviewing  and  updating  the  local  designation  of  lands  within  the  jurisdiction as very high fire hazard severity zones;   e)  Implementing wildfire  risk  reduction standards,  including development  and adoption of any appropriate local ordinances, rules, or regulations;   f)  Establishing and  initial funding of an enforcement program for fuel and  vegetation management;    g)  Performing  infrastructure  planning,  including  for  access  roads,  water  supplies providing  fire protection, or other public  facilities necessary  to  support the wildfire risk reduction standards;   h)  Partnering with other local entities to implement wildfire risk reduction;   i)  Updating  local  planning  processes  to  otherwise  support  wildfire  risk  reduction;   j)  Completing any environmental review associated with the listed activities;    k)  Covering  the costs of  temporary  staffing or consulting needs associated  with the listed activities;  l)  Implementing  community‐scale  risk  reduction  programs  to  become  Firewise USA sites;  m)  Implementing  resiliency  plans  such  as  resiliency  centers  with  stable  electricity supplies (e.g., microgrid, solar, and battery equipment) available  to residents during times of power shutdowns or other emergencies; and  n)  Other  fire‐related  risk‐reduction activities  that may be approved by  the  CMG Board.  f.  Reporting to Centennial Management Group

14    Phasing.  For  reporting  purposes,  Centennial  will  divide  the  Project  among  Vesting  Tentative Tract Maps (referred to herein as ʺVTTMʺ or ʺphaseʺ).  Centennial will allocate to each  phase, during the planning process, the phase’s compliance obligations for: (a) Itemized GHG  reduction obligations on a pro rata basis for Itemized GHG reduction obligations; and (b) Non‐ Itemized GHG mitigation on a pro rata basis as determined by multiplying the total amount of  GHG emissions to be mitigated (6,964,111 MTCO2e) by the percentage value of that phase.  For  the purpose of  calculating  the pro  rata amount of  the GHG  emissions  to be mitigated  in  the  VTTM, the calculation is based on that VTTMʹs share of the total of the 19,333 Dwelling Units and  Non‐Residential  square  footage  of  10,097,208  square  feet  that  are  included  in  the  Project.  Centennial will through CC&Rs ensure that all Project activities with the potential for generating  GHG emissions are included in a phase of the Project. Concurrent with submittal to the County  of any new or modified VTTM, Centennial shall submit to the CMG a GHG Mitigation Plan. Each  GHG Mitigation Plan  shall demonstrate how Centennial plans  to  reduce  the phase’s pro‐rata  share of the Project’s GHG emissions as set forth herein in this Section by detailing the number  of metric tons of GHG emissions that are associated with that phase and the type and amount of  Itemized  and Non‐Itemized GHG Mitigation Measures  consistent with  this Agreement  that  Centennial will implement to achieve a Net Zero GHG Project. Upon request by Centennial, the  CMG may approve Centennial’s purchase and use of GHG emissions offsets  to replace Direct  Mitigation Credits  that are delayed or otherwise not  timely  issued, provided  that Centennial  establishes, to the satisfaction of the CMG, that Centennial was not the cause of the unavailability  of the Direct Mitigation Credits.  1.  Annual  Report.  Each  year  after  the  first  annual  report  submitted  after  the  submission of the first VTTM, on March 1, Centennial shall deliver to the CMG an  annual report for the period covering the prior calendar year,  (ʺAnnual Reportʺ).  a)  The  Annual  Report  shall  document  all  of  Centennial’s  actions  implemented  in  the previous calendar year  to comply with Centennial’s  obligations  and  requirements under  the Agreement,  including, without  limitation,  the  information  on  all  Itemized  and  Non‐Itemized  GHG  Mitigation Measures in Exhibit 3, organized by VTTM.  The Annual Report  shall also  include  information regarding  the  implementation of  the FPP,  and updates on all other compliance issues described in previous Annual  Reports.

15    b)  The Annual Report shall list actions Centennial plans to undertake in the  calendar year  following  its  issuance  to  comply with  its obligations  and  requirements  under  the  Agreement.  By  way  of  illustration,  without  limitation, the Annual Report shall include data for the relevant reporting  periods that detail Centennial’s applications for tract maps and building  permits;    the  type and amount of EV  incentives  listed  in  the Agreement  that have been reserved and actually disbursed by Centennial; the number,  model type, and locations of operative EVSEs installed by Centennial; and  the description number and  type of onsite and Registry‐certified offsite  GHG emissions mitigation measures planned and actually  implemented  by  Centennial.    For  purposes  of  the  Annual  Report,  Centennial’s  obligations and requirements under the Agreement shall include, without  limitation,  all  GHG  mitigation  measures  and  all  wildfire  prevention  measures set forth in this Agreement and the FPP.  c)  Each Annual Report shall also contain a section providing a cumulative  total of Mitigation Credits awarded by Registries to Centennial for Non‐ Itemized  GHG  Mitigation  Measures  since  the  Effective  Date  and  an  accounting how such Mitigation Credits have been allocated to phases of  the  Project  to  enable  the  CMG  to  track  Centennial’s  progress  towards  reducing the Project’s GHG emissions.  d)  To facilitate the development of the Project, Centennial may supplement  or amend the most recent Annual Report prior to the due date of the next  Annual Report to provide the CMG with updates on activities and other  matters affecting  the Project and  to  request approvals and  certifications  from the CMG.  e)  Upon the request of the CMG Board, Centennial shall provide additional  information with respect to the implementation of Centennial’s obligations  under this Agreement to be included in the Annual Report.  f)  The CMG Board shall review the Annual Report, inform Centennial of any  perceived non‐compliance with this Agreement. If there is any perceived  non‐compliance, then the dispute resolution process may be commenced  by the CMG.   g.  Public Reporting  1.  Within one month after submittal to the CMG of the first Annual Report under  this Agreement, and annually for  each Annual Report thereafter, Centennial will  publish the Annual Report.  a)  Each Annual Report will be published and will be made publicly available  for download from Centennial’s web site free of charge.

16    b)  Concurrently  with  the  annual  publication  of  the  Annual  Report,  Centennial will issue a press release announcing the Annual Report.  c)  Make  any  further  public  disclosures  required  for  public  companies,  including  as  applicable  requirements  relating  to  Environmental,  Sustainability and Governance (ʺESGʺ) disclosure.  h.  Reimbursement for Attorneys and Consultants  Centennial will pay, via check or money transfer to “Advocates for the Environment, Inc.”  Climate Resolve’s law firm, within thirty days after the Effective Date and following the Court’s  dismissal of the Lawsuit, the sum of $481,552 as reimbursement of Climate Resolve’s litigation  and settlement expenses.   1.  $323,141 will be for attorney’s fees owed to Advocates for the Environment, Inc.,  Climate  Resolve’s  law  firm,  for  the  services  during  litigation  and  settlement  expenses of attorneys Dean Wallraff and Kathleen Unger and paralegal Benita  Wallraff.  2.  $45,000 will be  for  the  services of  the Law Offices of Richard Moss during  the  settlement process.  3.  $250 will be for the services of attorney William Choi.  4.  $113,161 will reimburse Climate Resolve for the consultants it hired to participate  in the settlement process and for staff.  2  Climate Resolve’s Obligations  a.  On the Effective Date of the Agreement, Climate Resolve, with the cooperation of Tejon  Ranchcorp and the County, will draft and file a Request for Dismissal asking the Court to  dismiss  the  Litigation with  prejudice. Upon  filing  the  Request,  Climate  Resolve will  affirmatively  support  actions  undertaken  by  Centennial  or  the  County  regarding  or  involving the lawsuit challenging the Project filed by the Center for Biological Diversity  et  al.,  and  oppose with  oral  advocacy  and  in  court  filings  efforts  by  the  Center  for  Biological Diversity et al. to be named as prevailing parties or have any standing or other  right to sue, appeal or otherwise participate in the Litigation.  b.  Climate Resolve will establish the Centennial Monitoring Group, as described in Section  3 below.  c.  Non‐Opposition. As  long as Centennial  is  in compliance with  this Agreement, Climate  Resolve shall not Oppose the Project or any other Projects on Tejon Ranch as proposed  now or in the future, as detailed below.

17    1.  Previous  Project Approvals. Climate Resolve  shall  not Oppose  nor  encourage,  assist or  fund any Opponent  to Oppose any Approvals  issued on or before  the  Effective Date  by  any Governmental Authority  that  are  or may  be  necessary,  useful, or convenient  for  the completion of any portion or aspect of  the Project  (“Previously Issued Approvals”). “Approval” or “Approvals” shall mean in this  Agreement any permits, approvals, entitlements, voter  initiatives specific  to  the  Project or Tejon Ranch, development agreements, parcel and subdivision maps,  legislative actions specific to the Project or Tejon Ranch, and/or authorizations of  any  sort whatsoever,  including  any  and  all  environmental  clearances,  together  with any and all mitigation measures and the implementation thereof, including  the Los Angeles County Project Approvals, Previous Approvals  and/or Future  Project Approvals. “Governmental Authority” shall mean in this Agreement any  federal, state, regional, local, or other governmental entity, body, branch, bureau,  official,  special  district,  department,  court,  or  other  tribunal,  or  any  other  governmental  or  quasi‐governmental  authority,  including  the  electorate,  exercising or entitled to exercise any administrative, executive, judicial, legislative,  police,  regulatory, or  land use, water,  infrastructure, or  any other  authority or  power over the Project.  2.  Future Project Approvals.  Climate Resolve shall not Oppose nor encourage, assist  or  fund any opponent  to Oppose any Approvals applied  for, sought, or  issued  after  the  Effective  Date  by  any  Governmental  Authority  that  is  or  may  be  necessary, useful, or convenient for the completion of any portion or aspect of the  Project  (“Future  Implementation  Approvals”)  as  long  as  such  Future  Implementation  Approvals  do  not  materially  amend  the  Specific  Plan    or  eliminate, reduce, or otherwise amend a mitigation measure in the EIR. A material  amendment  is  an  amendment  that  increases  the  severity  of  any  significant  environmental  impact  identified  in  the  EIR  (“Material  Amendment”).  Notwithstanding  the  foregoing,  Climate  Resolve  may  engage  in  the  Dispute  Resolution process as set forth in Section 3 of this Agreement.  3.  Center  for  Biological  Diversity/Third  Party  Opposition.    Climate  Resolve  understands and acknowledges  that  the Project  is being challenged  in  litigation  brought by the Center for Biological Diversity and affiliated entities (“CBD”), and  may in the future be challenged by CBD and/or other third parties (collectively,  “Opponents”). Should the  Project be required to be reconsidered by Los Angeles  County or any other agency due to a partial or full rescission of any Approvals, or  any  finding  of  insufficient  compliance with CEQA, Climate  Resolve  shall  not  Oppose or encourage, assist or fund any Opponent to Oppose re‐approval of the  Project as long as there are no Material Amendments thereto; including without  limitation any future CEQA documentation or Approvals, as long as Centennial  continues to comply with the commitments set forth in this Agreement to assure  that the Project is a Net Zero GHG Project, and complies with the provisions of  this Agreement.

18    4.  Meaning  of  Opposition.  “Opposition,”  “Oppose,”  or  “Opposing”  means  (a)  opposing,  threatening  or  taking  action  to  oppose,  challenging,  or  seeking  to  hinder,  whether  by  litigation,  public  opposition  at  any  proceeding  before  a  government  agency,  public  testimony,  comments,  or  petition  to  government  authorities, a Previously Issued Approval or Future Implementation Approval; (b)  providing funding for others to file or maintain litigation opposing, challenging,  or  seeking  to  hinder  a  Previously  Issued Approval  or  Future  Implementation  Approval;  (c)  participating  in  or  funding  any    regional  or  local  plan,  policy,  regulation, or ordinance,  or agency rulemaking that disproportionately causes a  negative economic effect or obstacle to development of the Project or other projects  or activities on Tejon Ranch projects; or (d) taking any other action to impede the  approval,  financing, construction or completion of  the Project. Climate Resolve  shall  be  deemed  to  be  Opposing  a  Previously  Issued  Approval  or  a  Future  Implementation  Approval  if  its  officers,  staff  or  any  individual  expressly  representing or directed  to  represent Climate Resolve’s  interests Opposes  such  Previously Issued Approval or Future Implementation Approval. Climate Resolve  shall advise its staff that Climate Resolve has resolved its dispute with Centennial  and  of  Climate  Resolve’s  obligations  under  this Agreement,  particularly  non‐ Opposition  set  forth above.   “Opposition,” “Oppose,” or “Opposing” does not  include  any  action permitted under  Section  5  of  this Agreement.   An  effect  is  ʺdisproportionateʺ if, by way of example only, it applies only to new development  (in contrast to a parcel tax or other mechanism that applies to both existing and  new development), or  if  it  imposes new economic or environmental obligations  through  land  use  planning  or  zoning  advocacy  such  as  Greenprint  datasets  (currently  under  consideration  by  the  Southern  California  Association  of  Governments)  to  the  extent  that  such  land  use  planning  or  zoning  advocacy  applies  to  projects  and  activities  on  Tejon  Ranch  (including  the  Project),  in  Northern  Los  Angeles  County  or  Kern  County.    The  Parties  shall  meet  telephonically monthly (or such alternate frequency as the Parties may hereafter  agree)  to  identify planned  advocacy by Climate Resolve  that  could potentially  result  in unpermitted Non‐Opposition, and  shall  thereafter meet and  confer  to  avoid such unpermitted Non‐Opposition.    5.  Climate Resolve shall advise members of Climate Resolve’s Board of Directors and  Advisory Board,  and Climate Resolve’s  attorneys,  consultants,  and  employees,  that they may not on behalf of, or as a representative of, Climate Resolve Oppose  the Project or other projects and activities on Tejon Ranch.  3  Centennial Monitoring Group  a.  Purpose.  CMG shall be formed, funded and assigned the duties and authority, as more  particularly set forth below, for the purpose of: (1) monitoring and enforcing Centennial’s  compliance with its obligations under this Agreement, including without limitation, any  of  those  obligations  that  are  to  be  contractually  undertaken  by  any  party  other  than

Centennial; (2) reviewing Centennial's FPPs for VTTMs concurrently with a VTTM's submission to the County; (3) disbursing funds from the Onsite FPP Assessment pursuant to the FPP then in effect; (4) reviewing annual Fuel Management Reports; and (5) administering and granting the fire protection grants from the Good Neighbor Firewise Fund established under this Agreement.

b. Formation of CMG and Board.

1. Sixth months prior to Centennial's submittal of an application for its first VTTM to the County, Centennial shall provide written notice to the CMG of its intended VTTM application submittal ("VTTM Notice"). Upon receiving the VTTM Notice, Climate Resolve shall cause William C. Choi of the law firm of Rodriguez, Horii, Choi & Cafferata ("RHCC"), under Climate Resolve's supervision and in collaboration with Centennial, and in accordance with the provisions of the Agreement, to form the CMG as a California non-profit public benefit corporation to perform the scope of services described herein, and seek IRS determination of the IRC Section 501(c) (3) status of this corporation. The Parties may also by mutual agreement designate an alternate law firm, with qualifications comparable to William C. Choi, if Mr. Choi is not available or declines to undertake this representation at that time.

2. Within thirty days of the VTTM Notice, Centennial shall tender to Climate Resolve the sum of $300,000 to be used exclusively to pay for the costs of forming and initiating operations of the CMG.

3. Within ninety days after the date on which the County approves the first VTTM (inclusive of resolution of any administrative appeals) ("County Approval of First VTTM"), annual funding as provided below to the CMG commences.

4. The Board shall initially consist of four members, until the Neutral (as defined below) is appointed as provided in this Agreement. Within ninety days after the date on which the CMG is formed: (a) Climate Resolve shall deliver a written notice to Mr. Choi to identify two members to serve on the Board of Directors of the CMG ("Board") on behalf of Climate Resolve ("Climate Resolve Appointees"); and (b) Centennial shall deliver a written notice to Mr. Choi to identify two members to serve on the Board on behalf of Centennial ("Centennial Appointees"). The Parties acknowledge and agree that the Climate Resolve Appointees and Centennial Appointees do not have a conflict of interest in participating (including voting) on the CMG Board. Any potential Neutral Member shall be required to fully disclose and avoid any conflict of interest with Climate Resolve and/or Centennial/Tejon Ranchcorp.

5. Promptly after the identification of the Climate Resolve Appointees and the Centennial Appointees, the Board shall meet and confer to select a fifth member

19

20    of the Board (“Neutral Member”), who shall be an Approved Person (as defined  below).  If the Parties cannot reach agreement, the Neutral shall be selected in the  following manner:  a)  Climate  Resolve  shall  nominate  an  Approved  Person  to  serve  as  the  Neutral  (the “First Nominee”), and  the First Nominee shall serve as  the  Neutral unless one or both of the Centennial Appointees object to the First  Nominee.  b)  If  one  of  the  Centennial Appointees  objects  to  the  First Nominee,  the  Centennial Appointees shall nominate another Approved Person to serve  as  the Neutral  (the “Second Nominee”), and  the Second Nominee  shall  serve as the Neutral unless one or both of the Climate Resolve Appointees  object to the Second Nominee.  c)  If one of the Climate Resolve Appointees objects to the Second Nominee,  the Climate Resolve Appointees shall nominate another Approved Person  to  serve as  the Neutral  (the “Third Nominee”), and  the Third Nominee  shall serve as the Neutral unless one or both of the Centennial Appointees  object to the Third Nominee.  d)  If  one  of  the Centennial Appointees  objects  to  the  Third Nominee,  the  Board  shall  refer  the  selection of  the Neutral  to  a neutral  arbitrator  for  selection  in  accordance with  the  conflict  resolution provisions  set  forth  herein, which selection shall be final, absolute and unappealable.  e)  For purposes of selecting the Neutral, Approved Person is hereby defined  as  a  person  of  integrity  who  possesses  professional  and/or  academic  expertise  relevant  to  greenhouse  gas  emissions,  reductions,  and  accreditation  issues  or  fire  protection  measures  in  California  master  planned  communities,  who  has  no  financial  interest,  employment,  contract,  investor,  or  other  pecuniary  relationship  to Centennial,  Tejon  Ranchcorp, or Climate Resolve. Any potential Neutral Member  shall be  required to fully disclose and avoid any conflict of interest with Climate  Resolve and/or Centennial/Tejon Ranchcorp.      f)  If the Approved Person selected at the initial meeting of the Board or by  the arbitrator declines to act as the Neutral, the Appointees shall, within  two weeks of such declination, hold a special meeting of the Board to meet  and confer and select another Approved Person  to serve as  the Neutral,  using the procedure described in this Section 4.b.5. The procedure in this  Section 4.b.5 will be  repeated until  the Board has selected an Approved  person and that person has agreed to serve as the Neutral on the Board.

21    6.  If, at any time, any of the Climate Resolve Appointees should resign or be unable  to  fulfill  their  role  as  one  of  the Climate Resolve Appointees  due  to death  or  incapacity,  or  if  in  its  sole  discretion  Climate  Resolve  decides  to  replace  its  Appointee(s), Climate Resolve shall name and appoint another person to serve as  a  replacement  appointee  to  the  Board.  If,  at  any  time,  any  of  the  Centennial  Appointees should resign or be unable  to fulfill  that person’s role as one of  the  Centennial Appointees  due  to  death  or  incapacity,  or  if  in  its  sole  discretion  Centennial decides to replace its Appointee(s), Centennial shall name and appoint  another person to serve as a replacement appointee to the Board. If, at any time,  the Neutral should resign or be unable to fulfill that person’s role as the Neutral  due  to  death  or  incapacity,  Climate  Resolve  and  Centennial  shall  select  a  replacement Neutral using the selection process set forth in this Section 4.b.5.  No  failure  or  delay  by  Climate  Resolve  or  Centennial  to  name  and  appoint  a  replacement  appointee or  to  engage  in  the  selection process  for  a  replacement  Neutral  shall  prevent  the  Board  from  undertaking  or  deciding  any  action,  provided that such undertaking or decision occurs at a meeting of the Board where  the Climate Resolve and Centennial Appointees are all present (telephonically or  in person).  c.  Administrative  Operations.  The  Board  shall  determine  how  to  accomplish  the  administrative and other  functions of  the CMG  in accordance with  the CMG’s annual  budget.  In doing so,  the Board may hire staff and delegate  to such staff any decisions  necessary to administer the day‐to‐day operations of the CMG. Such staff may include,  without limitation, an executive director for the CMG, whose duties and responsibilities  shall be set by the Board. All decisions by the Board with respect to the administrative  operations of the CMG shall be made by the majority of the Board. CMG may conduct  such  documentary  and  physical  inspections  of  the  Project  to  audit  Centennial’s  compliance with the Agreement and to verify the accuracy of the Annual Reports, and  Centennial shall comply with such inspection and audit requests in a timely fashion.  d.  Funding and Annual Budget.    1.  The Board shall adopt an  initial annual operating budget  following  the County  Approval of First VTTM, and thereafter shall annually adopt a budget setting forth  operating  and  reserve  funds  for  each  calendar  year. Commencing  on  the  first  anniversary of  the County Approval of First VTTM  (“Anniversary Date”), and  continuing on each successive Anniversary Date for three years, Centennial shall  contribute $300,000 annually to the CMG to fund CMG operations, and thereafter  shall annually contribute $150,000 for such CMG operations. CMG shall maintain  an  operating  account,  and  a  reserve  account.  It  is  anticipated  that  tract‐map  applications and the 15‐Year GHG True‐Up as described below will require more  staff work, but  that neither of  these  reviews will occur during most years.  It  is  further  anticipated  that  Building  Permit  and  Annual  Report  monitoring  (as  described below) will be substantially less complex over time.

22    2.  For each year of funded CMG operations following the County Approval of First  VTTM  , the Board shall contribute to a reserve account to hold funds  in CMG’s  possession  that  exceed  the  projected  budget  for  the  next  year,  plus  a  20%  contingency factor. CMG shall accumulate such reserve amounts to reduce annual  funding amounts. Once the reserve amount reaches $500,000, annual funding from  Centennial shall be suspended until the balance of the reserve account is reduced  to $200,000, at which time annual funding of $150,000 per year shall resume by  Centennial.  If  the  reserve  amount  is  reduced  to  less  than $200,000  at any  time  during  a  year,  then Centennial will  pay  $150,000  in  annual  funding  until  the  reserve  amount  reaches  $500,000.  If  the  CMG  Board  approves  a  request  by  Centennial  to  initiate  the True‐Up process, Centennial will pay $300,000  for  the  True‐Up Year to CMG.  3.  Commencing  six months  following  the County Approval  of  First VTTM,  and  continuing each year thereafter, Centennial shall deliver to the CMG the sum of  Good Neighbor Firewise Fund grant. The CMG will  administer  and distribute  such funds consistently with this Agreement. The fire‐related funds will not count  as CMG  operating  funds  and will  not  be  subject  to  the  reserve  limitations  in  paragraph 2 above.  e.  Board Meetings.  Procedures for conducting Board meetings shall be set forth in the By‐ Laws of the CMG, which shall be consistent with the provisions of this Agreement and  include, without limitation, the following provisions:   1.  The Board shall meet at least twice annually (on the last Thursday of April and  October, or  such other dates  in  those months as  the Board shall determine), or  more frequently as requested by the Centennial Appointees or the Climate Resolve  Appointees. Any Board member may propose an item to be placed on the Agenda,  and all such items shall be included in the Agenda.    2.  The Board will schedule the first meeting of each year on the last Thursday of April  after the Board’s receipt of the Annual Report on March 1, as specified in Section  1.f above. At this meeting, the Board will evaluate the Annual Report to determine  whether  Centennial  is  in  compliance  with  the  terms  of  this  Agreement.  In  particular, the Board’s evaluation shall specifically consider whether Centennial  has funded GHG emissions mitigation projects and actually received Mitigation  Credits with respect to particular phases of the Project to verify that Centennial  has  satisfied  its  GHG  emissions  mitigation  plans  contained  in  prior  Annual  Reports  and  in GHG Mitigation Plans previously  reviewed  by  the Board. The  Board  may  request  further  information  from  Centennial  if  needed  for  the  evaluation.  The  CMG  Board  shall  review  the  Annual  Report,  and  inform  Centennial of any perceived non‐compliance with this Agreement.  If there is any  perceived  non‐compliance,  then  the  dispute  resolution  process  may  be  commenced by the CMG.

23    3.  The agenda for the second meeting of the Board each year will include (i) awarding  grants  to  Good  Neighbor  Firewise  Fund  grant  applicants,  and  (ii)  updated  information  to  the  extent  relevant,  including  for  example  changed  forecasts,  corrective actions, or other relevant activities. The Board or the staff of the CMG  upon  delegation  by  the  Board,  shall  promulgate  procedures  for  soliciting,  accepting and reviewing Good Neighbor Firewise Fund grant applications and for  distributing and monitoring such grants that are awarded.    4.  The Board will hold a special meeting within thirty days after the CMG receives a  GHG Mitigation Plan, as described  in Section 1.f above. At  that meeting  it will  accept  or  dispute  that  plan,  based  on  its  compliance  with  the  terms  of  this  Agreement.  If  the Board disputes  the plan,  the CMG will undertake  the CMG  Dispute  Resolution  process  described  in  Section  3.f  to  bring  Centennial  into  compliance, if necessary.  5.  The  Board  may  hold  special  meetings  as  necessary  to  approve  or  evaluate  agendized reports received from Centennial, including but not limited to reports  including requests by Centennial that CMG review and accept Non‐Itemized GHG  Mitigation Measures proposed by Centennial that are not included in an approved  Registry but which result in a quantified GHG Mitigation Credit for purposes of  this Agreement, or other information relating to Centennial’s compliance with this  Agreement and  to provide Centennial  sufficient opportunity, prior  to  filing an  application for any building permit for, or undertaking any construction activities  at a particular phase of the Project, to establish that Centennial has funded GHG  emissions mitigation projects and actually  received Mitigation Credits  for each  phase in sufficient amounts to be consistent with GHG emissions mitigation plans  contained  in  prior  Annual  Reports  and  in  GHG Mitigation  Plans  previously  submitted to the Board.  6.  The  presence  (in  person  or  telephonically)  of  all  then‐current members  of  the  Board at any meeting of the Board shall establish a quorum for that meeting, and  all actions undertaken or decided by the Board at meetings establishing a quorum  shall  be  effective;  provided,  however,  that  the  presence  (in  person  or  telephonically) the Centennial and Climate Resolve Appointees shall be a quorum  for purposes of identifying the Neutral, and in the event of the unavailability of a  Neutral  the  Centennial  and  Climate  Resolve  Appointees may  by  unanimous  consent make decisions.  f.  CMG Dispute Resolution  1.  If the CMG finds, by a majority vote of the Board, that Centennial has violated this  Agreement, or if the CMG fails to approve an Annual Report or GHG Mitigation  Plan, or if the CMG finds that Centennial is not implementing the FPP, the CMG  will meet and confer with Centennial to resolve the issue.

24    2.  If  the meet and confer  fails  to resolve  the  issue,  the CMG will  take  the  issue  to  arbitration in Los Angeles County before one arbitrator. The arbitration shall be  administered  by  JAMS  pursuant  to  its  Streamlined  Arbitration  Rules  &  Procedures, with the following modifications:    a)  The CMG shall file and serve on Centennial a Notice of Commencement of  Arbitration and an opening brief with a maximum length of 20 pages, and  include all relevant documentation as exhibits to that brief.  b)  Centennial shall file a response brief of the same maximum length, which  shall also include all relevant documentation as exhibits to that brief.   c)  The arbitrator shall meet and confer with each Party to identify the need  for any further briefing or documentation.   d)  Each  Party  shall  respond  to  the  arbitrator  within  30  days  with  supplemental briefs of up  to 20 additional pages and  submit additional  documentation as exhibits.    e)  The arbitrator will determine whether a hearing is necessary and if so, shall  specify the date and time of a hearing.   f)  The arbitrator will  thereafter make a  final decision which  is binding on  CMG and Centennial. The Arbitrator may make any awards necessary to  bring  Centennial  into  compliance  with  this  Agreement,  including  injunctive  relief  and  specific  performance.  If  the  issue  involves CMG’s  approval of a report or plan, the Arbitrator may approve the report or plan,  or  may  order  Centennial  to  take  any  actions  necessary  to  ensure  Centennial’s compliance with this Agreement.  3.  Nothing in this Agreement precludes a Party from disclosing the commencement  or completion of an arbitration proceeding, and any final arbitrator determination.   Commencement of the arbitration process, and disclosure of the arbitration award,  shall not constitute Opposition for purposes of this Agreement.  4.  CMG will pay  the costs of arbitration unless  the arbitrator rules otherwise. The  arbitration will  take place as noticed by JAMS regardless of whether one of  the  parties  fails  or  refuses  to participate. The Parties’  intent  is  that  the  arbitration  process  shall  be  completed within  90  days  following  service  of  the Notice  of  Commencement of Arbitration.  Should  the  arbitrator  in  a  CMG‐initiated  arbitration  find  that  Centennial  is  not  in  compliance with one or more of its obligations under the Agreement or otherwise make a ruling  to  resolve  a  controversy  between CMG  and Centennial,  the  arbitrator’s  award may  require  Centennial to comply with Centennialʹs obligations under this Agreement. The Partiesʹ intent and

25    agreement is that the arbitration award shall require specific performance of GHG and wildfire  obligations of Centennial under this Agreement. In the award, the arbitrator shall determine a  reasonable  period  of  time  in  which  Centennial  must  complete  its  specific  performance  obligations.  The  arbitrator  shall  retain  jurisdiction  over  the matter  arbitrated  to  ensure  that  Centennial complies with the award and, upon any failure by Centennial to comply with such an  award  in a  timely  fashion,  the arbitrator may  issue  such  further awards, which may  include  requiring Centennial to pay the costs and expenses of the arbitration and CMG’s costs expended  in the arbitration for consultants and attorneys.  4  Mutual Releases of Claims  a.  Except  as  otherwise  provided  in  this  Agreement,  Climate  Resolve  forever  waives,  releases,  and  discharges  Centennial  and  Tejon  Ranchcorp,  the  Tejon  Ranch  Co.  (a  Delaware corporation), and their affiliates, assigns, subsidiaries, parent entities, and each  of their respective employees, officers, directors, members, staff, agents, attorneys, and/or  representatives, and each of them (collectively, the “Centennial Released Parties”), from  any and all claims, lawsuits, administrative and judicial proceedings, appeals, demands,  challenges, liabilities, damages, fees, costs, and causes of action, at law or in equity, known  or unknown, in any jurisdiction and before any court, agency, or tribunal (collectively and  severally, “Claims”)  that Climate Resolve has ever had, have, or may have against  the  Centennial Released Parties, or any of them, arising  in any way from or related  in any  way to the  Project, including without limitation, the claims brought by, or that could have  been brought by Climate Resolve in the Litigation. Climate Resolve agrees that upon full  execution of this Agreement, all Claims shall be extinguished and this Agreement shall be  a full, complete and final disposition and settlement of all Claims against Centennial and  Tejon Ranchcorp to all matters and issues alleged or raised, or could have been alleged or  raised in the CR Litigation. Accordingly, Climate Resolve stipulates and agrees that res  judicata and collateral estoppel apply  to each of  the Claims and actions relating  to  the  Litigation, so that Centennial is forever barred from re‐litigating any Claims, matters, and  issues which were alleged or raised or could have been alleged or raised,  in any other  manner in the Litigation.  b.  Except as otherwise provided in this Agreement, Tejon Ranchcorp and Centennial release  Climate Resolve,  its affiliates, subsidiaries, parent entities, and each of  their respective  employees, officers, members, staff, agents, attorneys, and/or representatives, and each of  them (collectively, the “CR Released Parties”) from any and all Claims that Centennial has  ever had, have, or may have against the CR Released Parties, or any of them, arising in  any way  from  or  related  in  any way  to  the Project,  including without  limitation,  the  Litigation.  c.  Civil Code Section 1542 Waiver.  To the extent applicable to the foregoing Mutual Releases  of  Claims,  the  Parties  certify  that  they  have  been  advised  of  and  hereby waive  the  application of Section 1542 of the California Civil Code, which states as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party. Climate Resolve:j? Centennial: .,,&. Tejon Ranchcorp: ~ • d. Nothing in this Section shall be interpreted as releasing any Party's right to enforce this Agreement in full as provided in Section 5 herein. e. Nothing in this Agreement shall prevent Centennial and/or Project tenants, landlords, lessors, lessees, homeowners, or landowners from using the obligations under this Agreement also to satisfy any obligation imposed by laws or regulations, or contractual obligations, including but not limited to third party settlement agreements, whether such law or regulation or contractual obligation arise before or after the Effective Date. Notwithstanding the foregoing, any GHG mitigation credits used to comply with the requirements of this Agreement shall not be used to satisfy GHG obligations imposed by contractual obligations for projects other than the Project, including but not limited to third party settlement agreements that arise before or after the Effective Date; provided, however, that GHG mitigations not used for the Project may be used to satisfy GHG obligations as mandated by law or regulation for the Project or a project on Tejon Ranch. 5 Dispute Resolution a. Meet and Confer. In the event of any dispute between the Parties related to this Agreement or the Project, the Party initiating the dispute shall, before taking any other action concerning that dispute, provide written notice of the dispute to the other Party and meet and confer in person in a good-faith effort to resolve the dispute within sixty days of the notice, unless otherwise agreed. Any Party that is alleged to be in breach of this Agreement shall have ninety days from that in-person meeting to cure, unless otherwise agreed. b. Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Los Angeles County before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules & Procedures, with the following modifications: 1. The Party initiating arbitration shall file and provide notice to the other Party of a Notice of Commencement of Arbitration and an opening brief with a maximum length of 20 pages, and include all relevant documentation as exhibits to that brief. 26

27    2.  The opposing Party shall file a response brief of the same maximum length, which  shall also include all relevant documentation as exhibits to that brief.  3.  The arbitrator shall meet and confer with each Party to identify the need for any  further briefing or documentation.  4.  Each Party shall respond to the arbitrator within 30 days with supplemental briefs  of up to 20 additional pages and submit additional documentation as exhibits.  5.  The arbitrator will determine whether a hearing is necessary and if so, shall specify  the date and time of a hearing.   c.  The arbitrator will thereafter make a final decision which is binding on the Parties. The  Arbitrator may make any awards necessary to bring Centennial into compliance with this  Agreement, including injunctive relief and specific performance.   d.  Each Party shall bear its own arbitration costs unless the arbitrator rules otherwise. The  arbitration will take place as noticed by JAMS regardless of whether one of the parties  fails or refuses to participate.   e.  The  Parties’  intent  is  that  the  arbitration  process  shall  be  completed within  90  days  following service of the Notice of Commencement of Arbitration.  6  Miscellaneous Provisions  a.  Successors and Assigns. This Agreement is personal to Climate Resolve, Centennial and  Tejon Ranchcorp  and  the Parties may not  assign or  transfer  their  interests under  this  Agreement except as set forth in this Section 6.a. It is contemplated   the Project will be  developed over time on a lot‐by‐lot basis by third party developers and home builders.  The Parties understand and agree  that Centennial and/or Tejon Ranchcorp may  freely  assign,  in  their  sole  and  absolute discretion,  from  time  to  time,  and  at  any  time,  the  performance of obligations under  this Agreement on portions of  the Project  to  future  builders or other parties, but Centennial and/or Tejon Ranchcorp will remain obligated to  Climate Resolve if such successors or assigns fail to perform any such assigned obligations  (e.g.,  the  installation  of EV  chargers  for Residential  and Non‐Residential buildings  as  described in Section 1.a of this Agreement). In the event the entirety of the Project is sold,  transferred or conveyed to a non‐affiliated third party, including but not limited due to  an asset sale, land sale or the sale of either underlying company (“Transfer”), Centennial  and Tejon Ranchcorp shall have the right  in their sole and absolute discretion to freely  assign their interests under this Agreement to a third party receiving such a Transfer, so  long as the following two  conditions are met: (1) the Transfer must be to an entity with  the  financial and physical capability of assuming  the assigned obligations; and  (2)  the  third‐party assignee must agree to assume Centennial’s and Ranchcorp’s obligations to  Climate Resolve (as an intended third party beneficiary to the Assumption Agreement)  under this Agreement (“Assumption Agreement”).” After such an assignment Centennial

28    and Ranchcorp shall be fully released at the time of such Transfer from any and all duties  or obligations arising  from or  related  to  this Agreement. As of  the Effective Date,  the  Parties hereby warrant and  represent  to one another  that neither Party has heretofore  assigned or transferred or purported to assign or transfer to any person or entity any of  the claims released under Section 4 above.  b.  Choice  of  Law.  This  Agreement  shall  be  interpreted  under  the  laws  of  the  State  of  California.  c.  No Construction against Drafter.  For purposes of any action arising out of the application,  interpretation, or alleged breach of this Agreement brought by either Party, each Party  waives California Civil Code Section 1654, any other statutory or common law principle  of similar effect, and any  judicial  interpretation of  this Agreement  that would create a  presumption against the other Party as a result of its having drafted any provision of this  Agreement. The respective Parties have reviewed and revised this Agreement, and there  shall not be applied any rule construing ambiguities against the drafting Party or Parties.  d.  Severability.   In the event that any provision of the Agreement shall be held  invalid or  unenforceable,  such  holding  shall  not  invalidate  or  render  unenforceable  any  other  provisions hereof unless any of the state purposes of the Agreement would be defeated.  e.  Entire Agreement.    This Agreement  contains  the  entire  understanding  and  complete  agreement of  the Parties with  respect  to  the  subject matter of  this Agreement, and all  understandings  and  agreements,  if  any,  previously  reached  between  the  Parties  are  merged into this Agreement.  No amendment or modification of this Agreement shall be  valid or binding upon the Parties unless made in writing and executed by both Parties.  f.  Exhibits.   All Exhibits  to  this Agreement are  incorporated herein by reference, and are  listed herein for ease of reference:  Exhibit 1:  Fire Protection Plan  Exhibit 2:  Boundaries of Tejon Ranch  Exhibit 3:  GHG Calculations in Agreement of BAU, and Itemized and Non‐Itemized GHG  Mitigation Measures, with Reporting Template  for Tracking Planning and Compliance  with Net Zero GHG Project Obligations for Purposes of this Agreement  Exhibit 4:  Public Statement  g.  Counterparts.  This Agreement may be executed in any number of counterparts, each of  which shall constitute an original and all of which together shall constitute one and the  same instrument.  Execution of a copy shall have the same force and effect as execution of  an original.

29    h.  Amendment. This Agreement may not be amended except in a writing signed by each of  the Parties hereto.  i.  Cooperation. The Parties agree  to cooperate  to draft and execute any documents, or  to  enter into any further agreements or plans, necessary or convenient to effectuate the intent  of this Agreement.  j.  Mitigation.  Based  on  standard GHG  accounting  principles  of  both  additionality  and  double‐counting, no GHG mitigation used  for  the Project may  be used  for  any  other  project.  Further, any GHG mitigation required under this Agreement shall not be used to  satisfy GHG obligations imposed by contractual   obligations for projects other than the  Project, including but not limited to third party settlement agreements that arise before or  after the Effective Date; provided, however, that GHG mitigations not used for the Project  may be used to satisfy GHG obligations as mandated by law or regulation for the Project  or a project on Tejon Ranch.  k.  No Admission of Liability. This Agreement is a compromise of disputed claims and the  fact  that  the  Parties  hereto  have determined  to  compromise  such disputed  claims  by  entering  into  this  Agreement  is  not  to  be  construed  as  an  admission  of  liability  or  otherwise on the part of the Parties.  l.   Public Communications Regarding Agreement.   On December 1, 2021, Centennial and  Climate Resolve shall jointly issue a public statement substantially in accordance with the  attached Exhibit 4  to  this Agreement. The Parties agree  that  the Parties’  future public  statements concerning the Litigation, the Project, the Los Angeles County Initial Project  Approvals, the Future Implementation Approvals, or other issues shall not be inconsistent  with the joint public statement.   m.  Confidentiality.  This Agreement  shall  not  be  confidential,  but  the  Parties  shall  keep  documents exchanged during the process of negotiating this Agreement confidential as  required by the Mutual Non‐Disclosure Agreement dated June 18, 2021. The Parties agree  not to comment publicly about the process of negotiating this Agreement, but are free to  publicly  comment on  the Agreement  and  its public‐policy  implications,  subject  to  the  restrictions in Section 6.l above.  n.  Tolling. The Parties understand and agree that performance of Centennial and/or Tejon  Ranchcorp  obligations  under  this  Agreement  are  dependent  upon  the  ongoing  development of the Project.  To the extent any third‐party challenge or action results in  the cessation of development (by way of example only, through litigation challenges to  subsequent  approvals,  denials  or  delays  in  subsequent  approvals,  or  the  absence  of  market financing for development), the obligations of Centennial and/or Tejon Ranchcorp  under  this  Agreement  that  have  not  yet  been  triggered  are  thereafter  tolled  until  development  of  the  Project  recommences.    Centennial  shall  provide  notice  of  the  commencement  of  a Tolling Period  to  the CMG Board.   This  tolling does  not  relieve

30    Centennial from the obligation to provide GHG Reductions for new structures prior to  occupancy under building permits as described above.  To the extent the tolling period  lasts longer than six months, the amount of annual funding due for FPP implementation,  Good Neighbor Firewise Fund grant funding, and CMG funding, shall be reduced pro  rata by the number of Dwelling Units, and amount of square feet of Non‐residential, for  which certificates of occupancy have been approved  in relation to the number of Dwelling  Units and square feet of Non‐residential which the County approved as of the Effective  Date.  o.  Force Majeure. No Party  shall be  responsible  or  liable  for  any  failure  or delay  in  the  performance of  its obligations pursuant  to  this Agreement arising out of or caused by,  directly or  indirectly,  forces beyond  the Party’s  reasonable control,  including, without  limitation,  fire,  explosion,  floods,  acts  of  war  or  terrorism,  national  emergencies,  pandemics,  strikes,  or  riots.  Any  party  claiming  a  Force  Majeure  event  shall  use  reasonable diligence to remove the condition that prevents performance and shall not be  entitled to suspend performance of its obligations in any greater scope or for any longer  duration than is required by the Force Majeure event. Each Party shall use its best efforts  to mitigate the effects of such Force Majeure event, remedy its inability to perform, and  resume full performance of its obligations hereunder. A Party suffering a Force Majeure  event  (“Affected Party”) shall notify  the other Party  (“Non‐Affected Party”)  in writing  (“Notice of Force Majeure Event”) as soon as reasonably practicable specifying the cause  of the event, the scope of commitments under the Agreement affected by the event, and a  good  faith  estimate of  the  time  required  to  restore  full performance. Except  for  those  commitments identified in the Notice of Force Majeure Event, the Affected Party shall not  be  relieved  of  its  responsibility  to  fully  perform  as  to  all  other  commitments  in  the  Agreement.  p.  Termination and Term.  The Parties may by mutual agreement terminate this Agreement.   The Agreement shall remain  in effect until the earlier of thirty years from the Effective  Date, or the date upon which building permits have been issued for full build‐out of the  contemplated square footage of improvements to be built within the Project  q.  No Third‐Party Beneficiaries.   There are no third‐party beneficiaries of this Agreement,  and  nothing  in  this Agreement  creates  or may  be  interpreted  as  creating  a  property  interest in the Project Site or on Tejon Ranch held by Climate Resolve.   r.  Authority. Each signatory  to  this Agreement represents and warrants  that he or she  is  authorized to sign this Agreement on behalf of the Party for which he or she is signing,  and thereby to bind that Party fully to the terms of this Agreement.  s.  Notices.  All notices shall be in writing and shall be addressed to the affected Parties at  the addresses set  forth below. Notices shall be:  (a) hand delivered  to  the addresses set  forth below,  in which case  they  shall be deemed delivered on  the date of delivery, as  evidenced by the written report of the courier service; (b) sent by certified mail, return

31    receipt requested, in which case they shall be deemed delivered five business days after  deposit in the United States mail; or (c) transmitted by email in which case they shall be  deemed delivered  on  the date  of  transmission  if  sent  before  5:00 p.m.  or  on  the  first  business day after transmission if sent at 5:00 p.m. or later or if sent on a Saturday, Sunday,  or California  court holiday, provided  the Party  transmitting notice by  email does not  receive a delivery status notification indicating that delivery of the email communication  failed. Any  Party may  change  its  address,  its  email,  or  the  name  and  address  of  its  attorneys by giving notice in compliance with this Agreement. Notice of such a change  shall be effective only upon receipt. Notice given on behalf of a Party by any attorney  purporting to represent a Party shall constitute notice by such Party if the attorney is, in  fact, authorized to represent such Party. The addresses and email addresses of the Parties  are:  For Climate Resolve:  Jonathan Parfrey  Email: jparfrey@climateresolve.org  Address: 525 S. Hewitt Street, Los Angeles, CA 90013  With Copy to Counsel:  Dean Wallraff  Email: dw@aenv.org  Address: Advocates for the Environment, 10211 Sunland  Blvd., Shadow Hills, CA 91040  For Centennial:  Greg Bielli, President & CEO Tejon Ranchcorp   Email: gbielli@tejonranch.com  Address: P.O. Box 1000, Tejon Ranch CA  93243  With Copy to Counsel:    Marc Hardy, General Counsel  Email:  mhardy@tejonranch.com  Address: P.O. Box 1000, Tejon Ranch CA 93243    Jennifer Hernandez, Holland & Knight    Email: Jennifer.hernandez@hklaw.com    Address:  400 S. Hope St., 8th Floor , Los Angeles CA    For Tejon Ranchcorp.  Greg Bielli, President & CEO  Email: gbielli@tejonranch.com  Address: P.O. Box 1000, Tejon Ranch CA  93243    With Copy to Counsel:  Marc Hardy, General Counsel  Email:  mhardy@tejonranch.com  Address: P.O. Box 1000, Tejon Ranch CA 93243

32      Jennifer Hernandez, Holland & Knight    Email: Jennifer.hernandez@hklaw.com    Address:  400 S. Hope St., 8th Floor , Los Angeles CA                            [SIGNATURES FOLLOW ON NEXT PAGE]

In Witness Whereof, the Parties have executed this Agreement effective As of the Effective Date.

Tejon Ranchcorp, a California corporation

Date: November 30, 2021

By: Gregory S. Bielli
Its: President & CEO

Centennial Founders, LLC, a Delaware limited liability company
By Tejon Ranchcorp, a California corporation, its Development Manager

Date: November 30 2021

By: Gregory S. Bielli
Its: President & CEO

Climate Resolve, a California nonprofit public benefit corporation

Date: November ___, 2021

By: Jonathan Parfrey
Its: President

33

34    [PAGE INTENTIONALLY BLANK]

Exhibit 1 - Fire Protection Plan Fire Protection Plan for Centennial Specific Plan Prepared for: Centennial Founders, LLC 28480 Avenue Stanford, 2nd Floor Santa Clarita, California 91355 Prepared by: 605 Third Street Encinitas, California 92024 Phone: 760.479.4836 Fax: 760.479.4176 November 2021 DUDEK

1. INTRODUCTION This Fire Protection Plan (FPP) has been prepared by Dudek and is specifically applicable to the Centennial Specific Plan community (Project) in Los Angeles County (County). This FPP is intended to guide the design, construction, and maintenance of Project improvements in compliance with the Centennial Specific Plan (Specific Plan), applicable fire codes, and the various fire safety mitigation measures described in the Mitigation Monitoring and Reporting Program (MMRP) approved for the Project by the County (collectively, the Fire Safety Requirements, all of which are described in detail on the attached Exhibit A). This FPP address fuel modification, fire protection related infrastructure (water supply, hydrants, primary and second ingress/egress roads, and emergency response) and structural fire protection concepts for the Project. This FPP also addresses how the Project's Fire Safety Requirements will be monitored and enforced over time, as well as the how the Project's master developer will ensure that Project residents are fully educated about their obligations to maintain a fire-safe home. The goal of this FPP is to provide standards to facilitate development of the Project as a "fire hardened" community that will protect Project residents and visitors, as well as the environment, by minimizing and mitigating fire threats on the Project site and reducing Project demands on local fire protection services. 2. OVERVIEW OF THE PROJECT'S FIRE PROTECTION FRAMEWORK As explained in the Centennial Project Final Environmental Impact Report, State Clearinghouse No. 2004031072 (EIR), the Project would introduce urban development in an undeveloped area subject to wildfire hazards.1 Fire protection for new developments that, like the Project, are located in a Wildland Urban Interface (WUI) area must utilize a "systems approach" consisting of the components of fuel modification and maintenance, ignition- resistant structures that accounts for expected (potential) exposures (e.g., embers only, radiant heat from adjacent structures or vegetation), water supply, fire protection systems, access (ingress/egress) and emergency response. To that end, this Project will include: • Substantial on-site firefighting capability (three new fire stations, upgrades to existing fire station), thus ensuring fast response to fire and medical emergencies; • Customized and peer-reviewed fuel modification zones providing defensible space based on fire behavior modeling results and experienced fire protection planning professionals; • Ignition-resistant construction meeting Chapter 7A of the California Building Code (CBC), the Title 26 the County of Los Angeles Building Code (LABC), and the Los Angeles County Fire Department (LACoFD) requirements and providing temporary on- site relocation capability for some structures; 1 Please refer to EIR Chapter 3, Environmental Setting, for a detail description of the Project site and its surroundings, and to EIR Chapter 4, Project Description, for a detailed description of the Project and its proposed improvements. Exhibit 1 - Page 1

• Fire protection systems, including internal fire sprinkler systems, in all structures per applicable code requirements; • Dedicated fire apparatus and emergency vehicle access via code compliant roads; • Water capacity, delivery and availability meeting local code requirements; • Ongoing, funded maintenance, inspections, and enforcement of fuel modification zones and other fire protection features. • Ongoing resident fire safety education. The following sections address implementation of the Project's Fire Safety Requirements. 3. IMPLEMENTATION OF THE PROJECT'S FIRE PROTECTION FRAMEWORK Future development of the Project in accordance with the Specific Plan will require various subsequent discretionary and ministerial approvals from the County, including but not limited to, tentative subdivision maps, final subdivision maps, site plans, conditional use permits, grading permits, and building permits. Initial implementation of the Project's fire protection measures will occur at various stages of the subsequent approval process, as discussed in the Specific Plan, the EIR, and the MMRP. This section describes how each of the Project's fire safety measures will be implemented at various stages of the development process, and describes how the Fire Safety Requirements will be satisfied during Project operation. a. Fire Safety Requirements Implemented at the Tentative Map Stage of Development. Pursuant to the Specific Plan and MMRP, the following Fire Safety Requirements will be implemented concurrent with the County's review and approval of any Project tentative subdivision map: i. Emergency Response Plan The MMRP requires the Project to prepare an Emergency Response Plan (ERP), which shall be updated as needed for each Tentative Map, and shall be submitted to the County (California Department of Forestry and Fire; and County Fire Department and/or County Sheriff’s Department) for review and approval. The ERP will utilize existing information from Los Angeles County Office of Emergency Management, coordinate with County emergency planners, and provide site specific procedures for various emergency situations including wildfire. As required by the DA, the Property Owners shall require future residential and commercial property owners associations to develop and implement an emergency preparation and response plan, including shelter-in-place and evacuation plans as well as first aid and emergency electric power supplies. With regard to wildfire emergencies, the following components shall be incorporated into the ERP: Exhibit 1 - Page 2

• Building and Facility Protection (as defined in this FPP) • Grounds Protection (fuel modification zone adjacent to common areas and some residential lots purpose) • Fire Prevention during High Fire Danger and Extreme High Fire Danger periods • Emergency Supplies • Telephones/Communications • FireSafe Council and NFPA Firewise Community Information • Incident Command List • Emergency Response Notebook • Annual Review and Update • Emergency Notification Procedures • Advisement of Potential Fire Danger • Emergency Relocation/Evacuation Plan • Animal Relocation/Evacuation Plan. The ERP will provide detailed response procedures for varying types of emergencies, including wildfire emergencies. Possible wildfire response procedures included in the ERP would vary depending on the type of wildfire threat. Slow moving, distant wildfires that have the potential to threaten the Project would require one response whereas a fast moving, wind driven fire nearby or within the Project site would trigger a very different response. Accordingly, the ERP will include response for various types of wildfire emergencies. The following summaries provide potential responses to be considered for various wildfire emergency response scenarios. Wildfire Emergency Response Scenario • Fire authority notification of wildfire in jurisdiction, determination of activation of reverse 9-1-1 or mass notification system (if available or provided by Project). • Reverse 9-1-1 activated – all telephone numbers within district notified via a computer of the fire situation (capable of 264 calls per minute or 15,000 calls within an hour, or more, dependent on system). • In the absence of Reverse 9-1-1 (for example, should communications be interrupted), fire department sirens and law enforcement intercoms will be used to Exhibit 1 - Page 3 inform residents of emergencies. The fire department sirens and police intercoms will be audible by affected parts of the Centennial Specific Plan Project area. The fire department sirens and police intercoms will also be used to supplement the Reverse 911 system. • On-site LACoFD personnel and law enforcement personnel begin emergency response procedures. • Centennial employers and residents receive reverse notification call or hear warning sirens and prepare for potential evacuation or on-site relocation. • If relocation required/recommended, internal relocation plan initiated and residents relocated to designated on-site or off-site areas. LACoFD would direct residents, staff and visitors as well as coordinate with the California Highway Patrol for on-site traffic management. On-Site Relocation/Off-Site Evacuation Response Scenarios On-site relocation of Project residents, employees and visitors would typically occur during large, distant wildfire events that, due to weather patterns and difficulty in gaining control, have the potential to threaten parts of the Centennial community but likely do not threaten the entire community. Off-site evacuation would typically occur during large wildfire events that may be closer to the Project and threaten the entire community due to weather patterns and fire containment levels. The required ERP shall plan for both on-site relocation and off- site evacuation scenarios. If on-site relocation or off-site evacuation of Project residents, visitors and employees of businesses is required in response to a fire threat, the following procedures would be followed and included in the ERP (NOTE: Relocation/evacuation of the Project residents, visitors, and employees, at maximum usage, may require several hours). • If adequate time is not available for community relocation, partial community relocation may occur. Fire and law enforcement personnel will monitor the situation and relocations will cease when it is determined that it would potentially expose persons to unsafe roadway conditions. • It is expected that law enforcement will manage the relocation/evacuation of residents. Road closures and traffic control will be among the tasks performed by law enforcement. In addition, each resident will be provided a road circulation map along with at least two designated evacuation routes. • Law enforcement and LACoFD would evaluate the wildfire event and determine whether and at which point partial on-site relocation would occur, or whether the emergency requires community-wide off-site evacuation. Allowance for adequate relocation/evacuation time will be a key factor in determining the relocation timeframe so that the roads do not become congested. Firefighter access will be a key Exhibit 1 - Page 4 priority and the array of improved roads will provide suitable access throughout the site in the event of a wildfire. • Relocation/evacuation would occur in scenarios that include ample time to relocate the potentially affected number of people from higher exposure areas to designated safer sites. Wolshon and Marchive (2007) simulated traffic flow conditions in a computer derived WUI under a range of evacuation notice lead times and housing densities. To safely evacuate more people, they recommended that emergency managers (1) provide more lead time to evacuees and (2) control traffic levels during evacuations so that fewer vehicles are trying to exit at the same time. • The Project and its structures will be designed and constructed to withstand the type of wildfires anticipated from the surrounding fire environment. Nevertheless, early notification of the Project’s fire personnel and subsequently of Project residents, visitors and employees is critical to the timely and safe relocation/evacuation to the designated relocation/evacuation areas. • Whether to implement on-site relocation scenario would depend on the wildfire location, movement and weather and how it may affect traffic on local roads. There may also be circumstances that require partial on-site relocation of the Project’s higher exposed periphery areas. In these cases, potentially affected residents would be instructed to relocate to on-site areas, such as schools or commercial areas, where they will be temporarily accommodated until the wildfire threat has passed. • On an annual basis, it is recommended that the Project conduct a fire relocation/evacuation fire drill to train staff, and fire personnel, with the results distributed to residents through various media and summarizing what to do during a wildfire. This drill will be supervised by the LACoFD with the authority to revise the procedure as necessary to provide the most efficient and safest relocation process. Residents will not be required to relocate or evacuate during the drills, but the process and procedures will be enforced through pre-drill public relations and post-drill information dissemination. • Homeowners will receive ongoing outreach from the HOA along with coordination with LACoFD for important fire safety awareness from the Firewise Committee/Board. • If on-site relocation or off-site evacuation is required, residents will be notified and directed as to their movement to designated areas or notified that they should remain in their homes according to procedures with LACoFD direction and oversight. The ERP will provide that the Project will implement the "Ready, Set, Go!" program during the relocation/evacuation scenario. The focus of the “Ready, Set, Go!” program is on public awareness and preparedness, especially for those living in the wildland-urban interface (WUI) areas. The program is designed to incorporate the local fire protection agency as part of the training and education process in order to ensure that evacuation preparedness Exhibit 1 - Page 5 information is disseminated to those subject to the potential impact from a wildfire. There are three components to the program: • “READY” – Preparing for the Fire Threat: Take personal responsibility and prepare long before the threat of a wildfire so you and your home are ready when a wildfire occurs. Create defensible space by planting and maintaining ignition-resistant vegetation near your home. Use only fire-resistant landscaping and maintain the ignition resistance of your home. Assemble emergency supplies and belongings in a safe spot. Confirm you are registered for Reverse 911(if available), Alert LA County, and community alert system. Make sure all residents residing within the home understand the plan, procedures, and escape routes. • “SET” – Situational Awareness When a Fire Starts: If a wildfire occurs and there is potential for it to threaten the Centennial community, pack your vehicle with your emergency items. Stay aware of the latest news from local media and your local fire department for updated information on the fire. If you are uncomfortable, leave the area. • “GO!” – Leave Early! Following your Action Plan provides you with knowledge of the situation and how you will approach evacuation. Leaving early, well before a wildfire is threatening your community, provides you with the least delay and results in a situation where, if a majority of neighbors also leave early, firefighters are now able to better maneuver, protect and defend structures, evacuate other residents who couldn’t leave early, and focus on citizen safety. “READY SET GO!” is predicated on the fact that being unprepared and attempting to flee an impending fire late (such as when the fire is physically close to your community) is dangerous and exacerbates an already confusing situation. Shelter-in-Place Scenario Sheltering-in-place is the practice of going or remaining indoors during or following an emergency event. This procedure is recommended if there is little time for the public to react to an incident and it is safer for the public to stay indoors for a short time rather than travel outdoors. Sheltering-in-place also has many advantages because it can be implemented immediately, allowing people to remain in their familiar surroundings, and providing individuals with everyday necessities such as telephone, radio, television, food, and clothing. However, the amount of time people can stay sheltered-in-place is dependent upon availability of food, water, medical care, utilities, and access to accurate and reliable information. Sheltering-in-place is the preferred method of protection for people that are not directly impacted or in the direct path of a hazard. This will reduce congestion and transportation demand on the major transportation routes for those that have been directed to evacuate by police or fire personnel. All structures in Centennial community would conform to the ignition-resistant building codes codified in Chapter 7A of the California Building Code, therefore, structures would be ignition-resistant, defensible and designed to require minimal Exhibit 1 - Page 6 firefighting resources for protection, which enables this contingency option when it is considered safer than evacuation. As of this document’s preparation, no community in California has been directed to shelter- in- place during a wildland fire. Even the communities in Rancho Santa Fe, California, which are designed and touted as shelter-in-place communities, were evacuated during the 2007 Witch Creek Fire. This is not to say that people have not successfully sheltered-in-place during wildfire, where there are numerous examples of people sheltering in their homes, in hardened structures, in community buildings, in swimming pools, and in cleared or ignition- resistant landscape open air areas. The preference will always be early evacuation following the “Ready, Set, Go!” model, but there exists the potential for unforeseen civilian evacuation issues, and having a contingency plan will provide direction in these situations that may result in saved lives. Potential problems during wildfire evacuation from the Project site include: • Inadequate time to safely evacuate • Fire evacuations during rush hour traffic or when large events are occurring • Blocked traffic due to accidents or fallen tree(s) or power pole(s) • The need to move individuals who are unable to evacuate It is recommended that local law enforcement and fire agencies conduct concerted pre- planning efforts focusing on evacuation contingency planning for civilian populations when it is considered safer to temporary seek a safer refuge than evacuation. This FPP does not provide guarantee that all Project residents, employees and visitors will be safe at all times because of the advanced fire protection features it requires. There are many variables that may influence overall safety. This FPP provides requirements and recommendations for implementation of the latest fire protection features that have proven to result in reduced wildfire related risk and hazard. ii. Implementation Plan Per the MMRP Mitigation Measure MM 7-21, vegetation management for fire abatement purposes is not permitted in the portion of Significant Ecological Area (SEA) 17 or mitigation preserve areas within or bordering the Project site and, therefore, brush clearance zones shall be contained within the current Project impact boundary and no overlap with the adjacent SEA 17 and/or mitigation preserve areas shall occur. The MMRP further requires that an Implementation Plan, including fire risk abatement measures (including but not limited to vegetation management) required to comply with State and County fire prevention and response legal requirements shall be submitted as part of any application for a tentative subdivision map for those portions of the Project site that border an SEA or mitigation preserve area. The Implementation Plan must include: (a) a summary of applicable State and County fire risk abatement requirements; (b) a prohibition on the use of vegetation clearance within SEA 17 or mitigation preserve areas. The Implementation Plan shall be submitted to Exhibit 1 - Page 7 the County for approval with the first tentative map, and shall be updated to include new or modified State or County fire risk abatement requirements as part of each subsequent tentative tract map submittal. iii. Landscape Plan As required by the MMRP, the Project Applicant/Developer shall develop a Landscaping Plan for review and approval by the County Biologist for each tentative map application submittal. The Landscaping Plan must be prepared by a qualified biologist and include a plant palette composed of fire-resistant, non-invasive species that are adopted to the conditions found on the Project site and do not require high irrigation rates. The MMRP further requires that the Landscaping Plan shall also include a list of invasive plant species prohibited from being planted or sold on the Project site and encourage planting of local natives typical of native vegetation within ten miles of the Project site. The Specific Plan's Green Development Program and Hillside Design Guidelines further require the Project to implement fire-safe landscaping techniques consistent with the Specific Plan's plant palette to reduce fire risks to biological resources and human safety in the fuel modification zones, and landscaping in a manner that, among other things, increases fire protection, respectively. Additionally, the Project’s Specific Plan requires landscaping in the plan's Open Space Zone to be dominated by native and/or drought tolerant trees, shrubs and ground cover, taking into consideration fuel modification requirements, such as using plants that are fire resistant and avoid plants with characteristics that make them more readily combustible such as plants with oils, wax or resin content, plants that accumulate dead material or shed bark, and/or plants that grow rapidly. Plants selected will be consistent with LACoFD Planting Guideline regarding prohibited species and appropriate plant spacing with respect to zone location. Finally, the MMRP requires that the map applicant ensure that the approved Landscape Plan be provided to Project builders and all future Project occupants. iv. Construction Traffic Control Plan As required by the MMRP, the applicant must include in its application for any tentative map involving construction within the State Route 139 right-of-way a Traffic Control Plan prepared in accordance with the California Manual on Uniform Traffic Control Devices and approved by the California Department of Transportation (Caltrans). The MMRP further requires that all construction activities in the public right-of-way comply with the Traffic Control Plan to the satisfaction of Caltrans. The Traffic Control Plan shall ensure code- compliance access for fire apparatus and first responder vehicles. v. Fire Access Infrastructure Conditions Per the Subdivision Ordinance, each tentative map application and approved tentative map must demonstrate that that Project internal circulation system, site access, road dimensions, road connectivity, and other standards related to fire apparatus access are consistent with all applicable County's roadway and fire code standards. Thus, each approved Project tentative map shall require as a condition of final map approval that: • all interior Project roads comply with all fire apparatus access road standards; Exhibit 1 - Page 8

• all interior fire access roadways where a fire hydrant is located will be constructed to a minimum unobstructed road width of 26 feet, exclusive of shoulders and shall be improved with aggregate cement or asphalt paving materials; • all fire access roadways that are designed to allow parking provide a minimum clear width of not less than 34 feet for parking on one side and a clear width of not less than 42 feet for parking on both sides; • that the interior residential access roads are be designed to accommodate a minimum of a 75,000-pound (lb.) fire apparatus load; • that any dead-end streets serving new residential structures that are longer than 150 feet have approved provisions for fire apparatus turnaround; • that all private and public streets for each Project phase meet all applicable requirements of Title 32 of the Los Angeles County Code, as amended, and adopting by reference the 2019 edition of the California Fire Code (CFC), or current edition at time of Project approval (Fire Code); • that all fire apparatus roads have an unobstructed width of not less than 20 feet, exclusive of shoulders, except for approved security gates in accordance with CFC Section 503.6, and an unobstructed vertical clearance clear to the sky to allow aerial ladder truck operation (provided that a minimum vertical clearance of 13 feet 6 inches may be allowed for protected tree species adjacent to access roads); • that all roads with a median or center divider will have a minimum 20 feet unobstructed width on both sides of the center median or divider; • that all roadways and/or driveways will provide fire department access to within 150 feet of all portions of the exterior walls of the first floor of each structure. • that access roads will be completed and paved prior to issuance of building permits and prior to the occurrence of combustible construction. • that the applicant will provide information illustrating the new roads, in a format acceptable to the LACoFD for use in updating LACoFD fire response maps; and • that the curb-to-curb width of each private driveway and fire lane will be approved by the Los Angeles County Fire Department and Department of Public Works. vi. Underground Utilities As required by the County's subdivision ordinance, all tentative map applications must depict the location of proposed utility easements. As required by applicable standards, all of the Project's horizontal utilities, including but not limited electric transmission lines, will be installed underground to significantly reduce the potential for equipment-related fire starts. Exhibit 1 - Page 9

vii. Identify Fire Station Locations As required by the MMRP and DA, the Project shall provide at least three and up to four fully equipped fire stations on site. Per the DA, Fire Station # 1 must be a station of 10,000 square feet, Fire Station # 2 must be a station of 13,000 square feet, and Fire Station #3 must be a station of 10,000 square feet. Per the DA, two fire station sites shall have a building pad consisting of a net buildable area of 1.25 acres, and one shall have a net buildable area of 4 acres. All on-site fire stations must be fully equipped in accordance with applicable LACoFD standards. The general locations of the three required fire stations will be situated as identified on EIR Exhibit 4-1, but LACoFD shall have final approval over all fire station site locations. Per the DA, the final location of Fire Station #1 will be determined when a tentative map is approved for the Project's 1,000th residential unit, and the final locations of Fire Stations #2 and #3 will be determined at the time of any tentative map is approved for a Project residential unit that is located outside of a fire station's five-minute response time radius. Per the DA and MMRP, it remains to be determined whether the Project will be required to construct a fourth fire station, but such determination shall be made by LACoFD and shall be based on need established pursuant to MMRP Mitigation Measure MM 16-1. Finally, until such time as the Developer has conveyed to LACoFD and approved, operational and equipped fire station on the Project site, the applicant shall pay developer fees in accordance with the LACoFD Developer Fee Program, as provided in MMRP Mitigation Measure 16-2. Existing LACoFD Fire Station #77 shall serve the Project site until such time as Fire Station #1 is operational. b. Fire Safety Requirements Implemented at the Final Map Stage of Development. Pursuant to the Specific Plan and MMRP, the following Fire Safety Requirements will be implemented concurrent with the County's review and approval of any Project final subdivision map: i. Fuel Modification Plan Per the MMRP, the Project must prepare a Fuel Management Plan (FMP) demonstrating compliance with the Fire Code, which must be peer-reviewed by the California Department of Forestry and Fire Protection (CAL FIRE) and approved by LACoFD prior to recordation of the Project's first final subdivision map. An important component of a fire protection system for the Project is the provision for fire resistant landscapes and modified vegetation buffers. The FMP will establish Fuel Management Zones (FMZs) designed to provide vegetation buffers that gradually reduce fire intensity and flame lengths from fire advancing off-site or on-site by strategically placing thinning zones, restricted vegetation zones, and irrigated zones adjacent to each other on the perimeter of the WUI exposed structures. FMZs were originally developed by CAL FIRE to protect natural resources from urban area fires and over the years, have become essential to setting urban areas back from wildland areas with a dual role of protection structures and people while buffering natural areas from urban ignitions, reducing potential for urban fires to spread into wildland areas. The Project will be exposed to naturally-vegetated open space to the north, south and west of the Project site, as well as agricultural lands to the east. For the Centennial Specific Plan Exhibit 1 - Page 10

Project site, the FMZ widths between the naturally vegetated open space areas and all combustible structures are proposed to be 100, 150, or 200 feet. The FMZs will be constructed from structures outwards towards undeveloped areas. A 20-foot wide roadside FMZ along each side of the roads adjacent to the open space shall be required as well. Although FMZs are very important for setting back structures from adjacent unmaintained fuels, the greatest concern is from firebrands or embers as a principal ignition factor. To that end, the Project site, based on its location and ember potential, is required to include the latest ignition and ember resistant construction materials and methods for roof assemblies, walls, vents, windows, and appendages, as mandated by the LACoFD and the County’s Fire and Building Codes. Per applicable County fuel modification requirements, each fuel modification areas will incorporate three zones, these are 1) a setback zone, 2) an irrigated zone, and 3) a thinning zone. The widths of the zones will vary, depending on the anticipated fire behavior. The widths will either total 100, 150, or 200 feet. Landscaping on private lots directly adjacent the WUI will include standard County fuel modification requirements. Flammable plant species will be restricted, spacing standards implemented, and basic low fuel requirements will be applicable per :LACoFD plant selection guidelines. The following descriptions provide details for the different fuel modification zones on site: Zone A (Setback Zone) • Irrigation by automatic or manual systems shall be provided to landscaping to maintain healthy vegetation with high live fuel moisture and greater fir resistance. • Landscaping and vegetation in this zone shall consist primarily of green lawns, ground covers and adequately spaced shrubs and trees. The overall characteristics of the landscape shall provide adequate defensible space in a fire environment. • Plants in Zone A shall be inherently highly fire resistant and spaced appropriately. Species selection should be made referencing Appendix E Fuel Modification Plant Reference. Other species may be utilized subject to approval by the Homeowners’ Association (HOA). • Except dwarf varieties or mature trees small in stature, trees are generally not recommended within Zone A, but are not prohibited. • Vines and climbing plants shall not be allowed on any combustible structure. • Target tree species (including but not limited to Eucalyptus, Pine, Juniper, Cypress, Cedar, Canary Island Date Palm, Mexican Fan Palm and Bougainvillea) shall not be allowed within 10 feet of combustible structure, defined as any accessory structure not required to be built to Chapter 7A building code standards (ex. Structures under 120 square feet). Exhibit 1 - Page 11

• Within Zone A will be the Home Ignition Zone from 0 to 5 feet of the exterior wall surface of the building extending five feet on a horizontal plane. o This zone shall be continuous hardscape or limited to fire-resistive plantings acceptable to LACoFD. o Vegetation in this zone shall not exceed 6 to 18 inches in height and irrigation is required, o This zone shall be free of all combustible materials and the use of mulch is prohibited. Zone B (Irrigated Zone) • Irrigation by automatic or manual systems shall be provided to landscaping to maintain healthy vegetation with high live fuel moisture and greater fire resistance. • Landscaping and vegetation in this zone shall consist primarily of green lawns, ground covers, and/or adequately spaced shrubs and trees. The overall characteristics of the landscape shall provide adequate defensible space in a fire environment. • Plants in Zone B shall be fire resistant and spaced appropriately. Species selection should be made referencing Centennial Specific Plan, Table 3-7, "Plant List," in Section 3.3, "Landscape Plan." Other species may be utilized subject to approval by the HOA. Zone C (Native brush thinning zone) • Irrigation systems are not required for this zone. • Landscaping and vegetation in this zone may consist of modified existing native plants, adequately spaced ornamental shrubs and trees, or both. There may also be replacement landscape planting with ornamental or less flammable native species to meet minimum slope coverage requirements of County Public Works or Parks and Recreation Landscape or Hillside ordinances. In all cases the overall characteristics of the landscape shall provide adequate defensible space in a fire environment. • Existing native vegetation shall be controlled by thinning and removal of species constituting a high fire risk; including but not limited to laurel sumac, chamise, ceanothus, sage, sage brush, buckwheat, and California juniper. Please reference the County Fuel Modification Plant Reference. • Fuel loads shall be reduced by pruning up the lower one-third of remaining trees or shrubs and removing dead wood. Native plants may be thinned by reduced amounts as the distance from development increases. • Plants in Zone C shall be spaced appropriately. Species selection should be made referencing the County Fuel Modification Plant Reference. Exhibit 1 - Page 12

- General spacing for existing native shrubs is 15 feet between canopies. General spacing for existing native trees is 20 feet between canopies.

The distance requirements for each zone are described below:

- 200-foot Setback
  - Zone A extends 20 feet from the edge of any combustible structure, accessory structure, appendage or projection.
  - Zone B extends from the outermost edge of Zone A to 100 feet from structure (or 80 feet from the outermost edge of Zone A).
  - Zone C extends from the outermost edge to Zone B to 200 feet from structure (or 100 feet from the outermost edge of Zone B).
- 150-foot Setback
  - Zone A extends 20 feet from the edge of any combustible structure, accessory structure appendage, or projection.
  - Zone B extends from the outermost edge of Zone A to 50 feet from the structure (or 30 feet from the outermost edge of Zone A).
  - Zone C extends from the outermost edge of Zone B to 150 feet from the structure (or 100 feet from the outermost edge of Zone B).
- 100-foot Setback
  - Zone A extends 20 feet from the edge of any combustible structure, accessory structure, appendage, or projection.
  - Zone B extends from the outermost edge of Zone A to 50 feet from the structure (or 30 feet from the outermost edge of Zone A).
  - Zone C extends from the outermost edge of Zone B to 100 feet from the structure (or 50 feet from the outermost edge of Zone B).

Vegetation Management is recommended within parks and open space areas in compliance with the guidelines in this FPP.

- Undesirable/target flammable vegetation must be removed per LACoFD plant selection guide, Title 32 Section 304.1.2 and Section 325.2.1., or as determined by LACoFD.
- Grasses must be maintained/mowed to 4 inches.

Exhibit 1 - Page 13

• Types and spacing of trees, plants and shrubs, must comply with the criteria in this plan. • Areas shall be maintained free of down and dead vegetation. • Flammable vegetation and flammable trees shall be removed and shall be prohibited. • Trees shall be properly limbed and spaced and shall not be of a prohibited type (identified in this plan). • No species from the County Prohibited Plant List. Vacant Lots will not be required to implement Vegetation management strategies until construction begins. However, perimeter Vegetation Management Zones must be implemented prior to commencement of construction utilizing combustible materials. Moreover, prior to issuance of a permit for any construction, grading, digging, installation of fences, the outermost 30 feet of the lot is to be maintained as a Vegetation Management Zone. Existing flammable vegetation shall be reduced by 60% on vacant lots upon commencement of construction. Dead fuel, ladder fuel (fuel which can spread fire from ground to trees), and downed fuels shall be removed and trees/shrubs shall be properly limbed, pruned and spaced per this plan. The remainder of the Vegetation Management Zones required for the particular lot shall be installed and maintained prior to combustible materials being brought onto any lot under construction. As required by the MMRP, the FMP shall ensure relocation of grading boundaries and fuel modification zones to completely avoid disturbance to the site(s) of eligible archaeological resources. If it is determined that the relocation of grading boundaries and fuel modification zones in accordance with this subsection is not feasible, then a qualified archaeologist shall be present in the vicinity of eligible archaeological resources sites during grading and fuel modification brush clearance. (NOTE: confidential archaeological mapping is on file at the Natural History Museum of Los Angeles County and the South Central Coastal Information Center [SCCIC] at California State University, Fullerton. Review of this material is restricted to qualified individuals and project proponents on a need to know basis.) Fencing shall be erected outside the eligible archaeological resources sites to visually depict the areas to be avoided during construction. All eligible archaeological resources sites avoided in accordance with this subsection (a) shall be subject to the preservation requirements of MMRP Mitigation Measure MM 6-4. As further required by the MMRP, if it is determined that the relocation of grading boundaries and fuel modification zones is not feasible with respect to eligible archaeological resources sites CA-LAN-3201, CA-LAN-3240 and/or CA-LAN-3242, as identified in the EIR, then a qualified Archaeologist and a Native American monitor representing the Tejon Indian Tribe shall be present in the vicinity of any such eligible archaeological resources site during grading and fuel modification brush clearance to monitor all activities and ensure that archaeological resources are not impacted. (NOTE: confidential archaeological mapping is on file at the Natural History Museum of Los Angeles County and the SCCIC. Review of this material is restricted to qualified individuals and project proponents on a need to know Exhibit 1 - Page 14 basis.) Temporary construction fencing shall be erected outside any such eligible archaeological resources site to visually depict the areas to be avoided during construction, in accordance with MMRP Mitigation Measure MM 6-2. Any temporary fencing materials (i.e., plastic web, chain link, etc.) placed during construction should not become permanent. Any permanent fencing erected in accordance with MMRP Mitigation Measure MM 6-4 to protect the sites should be visually pleasing and consistent with the overall aesthetic experience of the community of Centennial. All eligible archaeological resources sites avoided in accordance within this subsection (a) shall be subject to the preservation requirements of MMRP Mitigation Measure MM 6-4. ii. Construct and Equip Fire Stations As required by the MMRP, for each tentative subdivision map that includes a fire station site (as discussed in Section 3(a)(vii) of this FPP), the applicant must construct, equip, and convey title to such fire station prior to final subdivision map approval. Per the DA, each fire station must be equipped to be compatible with LACoFD's Development Impact Mitigation Agreement standards. c. Fire Safety Requirements Implemented at the Building Permit or Site Plan Review Stage of Development. Pursuant to the Specific Plan and MMRP, the following Fire Safety Requirements will be implemented concurrent with the County's review and approval of any Project building permit and, as applicable, site plan: i. Confirmation of Code Compliance At the building permit and site plan review stage of Project development, the County will confirm that all building plans comply with all applicable codes. The Project shall comply with applicable portions of the Fire Code. The Project will also comply with Chapter 7A of the 2019 California Building Code (CBC) with July 2021 Supplement; the 2019 California Residential Code (CRC), Section 237; and 2018 Edition of the International Fire Code as adopted by the County. Code compliance shall also be confirmed by County building inspectors prior to issuance of certificates of occupancy. Chapter 7A of the CBC addresses reducing ember penetration into homes, a leading cause of structure loss from wildfires (California Building Standards Commission 2019). Thus, code compliance is an important component of the requirements of this FPP, given the Project’s WUI location and VHFHSZ and HFHSZ designations. The Project would meet applicable code requirements for building in these higher fire hazard areas. These codes have been developed through decades of wildfire structure save and loss evaluations to determine the causes of building losses and saves during wildfires. The resulting fire codes now focus on mitigating former structural vulnerabilities through construction techniques and materials so that the buildings are resistant to ignitions from direct flames, heat, and embers, as indicated in the CBC. The following provides an overview of ignition resistant construction required under the Fire Code, the CBC, and the CRC: Exhibit 1 - Page 15

• Roofs and roof edges (CBC 705A/CRC R337.5): Roof coverings shall be Class A fire rated as specified in Section 1505.2. Where the roof profile allows a space between the roof covering and roof decking, the spaces shall be constructed to prevent the intrusion of flames and embers, be firestopped with approved materials or have one layer of minimum 72 pound (32.4 kg) mineral-surfaced non-perforated cap sheet complying with ASTM D3909 installed over the combustible decking. Wood shingles and wood shakes are prohibited in any Fire Hazard Severity Zones regardless of classification (LABC Section 705A.2). • Exterior Walls/siding (CBC 707A.3 /CRC R337.7.3): Noncombustible, listed ignition-resistant materials, heavy timber, 5/8" Type X gypsum sheathing behind exterior covering, exterior portion of 1-hr assembly or log wall construction is allowed. The Office of the State Fire Marshall website (https://osfm.fire.ca.gov/) lists many types of exterior wall coverings that are approved. • Eaves and porch ceilings (CBC 707A.4, A.6 / CRC 337.7.4. R337.7.6): The exposed roof deck under unenclosed eaves and underside of porch ceilings shall be noncombustible, listed ignition resistant materials, or 5/8" Type X gypsum sheathing behind exterior covering. Solid wood rafter tails on the exposed underside of roof eaves having a minimum 2" nominal dimension may be unprotected. • Vents (CBC 706A / CRC R337.6): Attic vents and underfloor vent openings must be Wildland Flame and Ember Resistant approved and listen by the Sate Fire Marshal or listed in ASTM E2886. Vents shall be baffled and may include a minimum of 1/16" and maximum 1/8" corrosion-resistant, noncombustible wire mesh or equivalent. Ventilation openings on the underside of eaves are not permitted, unless a State Fire Marshal (SFM) approved vent is installed, or the attic is fire sprinklered. Vents of 1/16" min. and 1/8" max corrosion-resistant and noncombustible wire mesh or equivalent that are greater than 12 feet from a walking surface or grade below are allowed. • Windows and exterior doors (CBC 708A / CRC R337.8): Windows must be insulated glass with a minimum of 1 tempered pane or 20 min rated or glass block. Exterior doors must be noncombustible or ignition resistant material or 1 3/8" solid core, or have a 20 min fire-resistance rating. • Exterior decking and stairs (CBC 709A / CRC R337.9): Walking surfaces of decks, porches. balconies and stairs within 10 feet of the building must be constructed of noncombustible, fire-retardant treated or heavy-timber construction. Alternate materials can be used if they are ignition-resistant and pass performance requirements specified by the State Fire Marshal. • Underfloor and appendages (CBC 707A.8 / CRC R337.7.8): Exposed under-floor, underside of cantilevered and overhanging decks, balconies and similar appendages shall be non-combustible, ignition resistant, 5/8" Type X gypsum sheathing behind exterior covering, exterior portion of 1-hr assembly, meet performance criteria SFM Standard 12-7A-3 or be enclosed to grade. Exhibit 1 - Page 16

ii. Ban on Wood Burning Fireplaces As required by the MMRP, the Project's plans and specifications shall prohibit wood-burning fireplaces in single-family residences throughout the Project site. This requirement will be enforced at the time of building permit issuance and site plan review. Compliance with this Fire Safety Requirement shall also be confirmed by County building inspectors prior to issuance of certificates of occupancy for each single-family home. iii. Fire-safe Sign Requirements As required by the Specific Plan, no sign shall be installed, relocated, or maintained so as to prevent free ingress to or egress from any door, window, or fire escape. In addition, no sign of any kind shall be attached to a standpipe or fire escape, except those signs required by other applicable codes or ordinances. This requirement will be enforced at the time of building permit issuance and site plan review. Compliance with this Fire Safety Requirement shall also be confirmed by County building inspectors prior to issuance of certificates of occupancy for each single-family home. During project operation, this Fire Safety Requirement shall be enforced by the Master HOA. d. Project Operations - Ongoing Enforcement of Fire Safety Requirements, Fire Safety Education, and FMZ Clearance Inspections. Several entities will play important roles to ensure the ongoing implementation of the Fire Safety Requirements once the Project becomes operational. The LACoFD will have primary enforcement jurisdiction over the Project with respect to matters of Fire Code compliance, while the County's Department of Regional Planning is responsible for the overall enforcement of the Specific Plan. But the Project's master homeowner's association (Master HOA) and its Fire Protection Education Committee will have key roles in ensuring Project compliance with the Fire Safety Requirements, as will the Community Forester and qualified third-party compliance inspectors funded by the Master HOA. This section describes the various responsibilities of each of these parties with respect to the comprehensive implementation of the Fire Safety Requirements during the life of the Project. i. Master HOA Formation and CC&R Recordation Per the Specific Plan, a non-profit Master HOA shall be formed, and the Master HOA's declaration of conditions, covenants, and restrictions (CC&Rs) will be recorded after the recordation of the Project's first final subdivision map consisting of one or more residential lots and prior to the date of the first transfer of any residential lot to a person other than the subdivider. As additional final maps are approved and recorded, the Project area covered by those maps will be annexed by the Master HOA to ensure that control of development and implementation of the CC&Rs can be maintained. Per the Specific Plan and the MMRP, the applicant for a final map shall submit to the Department of Regional Planning the form of CC&Rs so that it may confirm that new homeowners will be informed about their responsibilities under the Fire Safety Requirements. Per Title 32 of the County Code, a copy of the recorded CC&Rs describing the fuel modification requirements must be provided to the LACoFD's Forestry Division. Exhibit 1 - Page 17

To the extent permitted by the California Department of Real Estate, the CC&Rs for each final map shall include provisions obligating each homeowner to comply with all of the Fire Safety Requirements applicable to that homeowner's lot and residential unit, including but not limited to all Fire Safety Requirements that (i) mandate the use of fire-safe landscaping techniques, (ii) require the maintenance of fuel modification zones on their property, (iii) prohibit the use of wood fireplaces, (iv) prohibit the installation, relocation, or maintenance of any sign so as to prevent free ingress to or egress from any door, window, or fire scape; (v) mandate the use of code compliant spark arrestors in chimneys of any fireplace, barbeque, or any heating appliance in which solid or liquid fuel is used; (vi) mandate that only Class A fire rated roof coverings be used when maintaining or repairing roof coverings; (vii) mandate that exterior windows, window walls, glazed doors, and glazed openings in exterior doors only be repaired or replaced code compliant materials (e.g., multi-pane glazing units with a minimum of one tempered pane); and (viii) require that access be provided for biannual fuel modification zone inspections. ii. Master HOA Enforcement of CC&Rs Through Monetary Penalties To promote enforcement of the CC&Rs, the governing documents of the Master HOA shall vest the governing board of the Master HOA with authority to impose fines on any homeowner who violates any provision of the CC&R related to Fire Safety Requirements, and shall establish a schedule of reasonable monetary penalties to be assessed by the Master HOA against any homeowner that violates any provision of the CC&Rs related to Fire Safety Requirements. The required schedule of monetary penalties shall also be included as part of a general CC&R enforcement policy to be adopted and administered by the governing board of the Master HOA, which policy shall describe in detail the steps to be followed in enforcing the Master HOA governing documents and CC&Rs. As provided in California Civil Code Section 5855, no fine shall be assessed against a homeowner for violating a provision of the CC&Rs related to Fire Safety Requirements unless and until the Master HOA first conducts a hearing on the alleged violation. At least ten days advance notice must be provided to the relevant homeowner of the date and time of the hearing, the general nature of the allegation of rules violation against such homeowner, and informing such homeowner that they have the right to attend such hearing and to address the governing board. iii. Master HOA Ongoing Maintenance The governing documents of the Master HOA shall provide that the Master HOA is responsible for the long-term funding and ongoing maintenance of private roads and fire protection systems, including fire sprinklers and private fire hydrants. The Master HOA governing documents shall also provide that the Master HOA is responsible for the long-term funding and implementation of all fuel modification vegetation management in Project common areas, including but not limited to roadsides (including a minimum of 20 feet clearance on each side of roads within the Project development footprint adjacent to open space areas), open space and landscape areas, and fuel modification zones. In addition, the Master HOA shall establish a reverse 9-1-1 system capable of contacting every listed telephone number in the community by computer at a rate of at least 250 calls per minute. Exhibit 1 - Page 18

iv. Fire Protection Education Committee The governing documents of the Master HOA shall establish a Fire Protection Education Committee (FEPC) The purpose of the FEPC shall be to (i) promote education programs and tools that provide information to Project homeowners about the Project's overall Fire Safety Requirements and about each homeowner's individual obligations thereunder; (ii) promote education programs and tools that provide information about wildland fire ecology, management, protection, and prevention; and (iii) coordinate with the LACoFD and other stakeholders to identify opportunities for improvement in all areas of wildland fire communication, education, protection, and prevention. The governing documents of the Master HOA shall require the FEPC to prepare and implement of a community-wide fire education program based on the Firewise Communities structure and designed to establish the community as a Firewise USA site and to fully educate Project homeowners of their various responsibilities under the Fire Safety Requirements, including but not limited to maintaining fuel management zones areas on their respective properties. The Project master developer shall ensure that development and ongoing implementation such fire education program is funded by assessment district or by permanent and irrevocable property owner fees. The FEPC shall annually conduct on-site community fire safety education and training programs, which programs shall be undertaken in coordination with the LACoFD's Community Risk Reduction Unit to the extent feasible or other qualified subject-matter experts, and which shall include community education regarding implementation of the Project's required FMP and ERP, and shall ensure that copies of such plans are provided to all Project homebuyers at the initial point of sale. The FEPC shall also post on the community intranet information regarding the importance of maintaining fuel management areas in accordance with the FMP, complying with the Project's fire-resistant landscape plan, implementing all applicable Fire Safety Requirements, and regularly reviewing and becoming familiar with the Project's ERP. Complete copies of the FMP and ERP shall also be made accessible for download from the community intranet. LACoFD shall review and approve all wildfire educational material/programs before printing and distribution by the FEPC. In addition, the FEPC shall ensure that annual reminder notices are provided to each homeowner reminding them review the ERP and stay familiar with community evacuation protocols. The FEPC shall also provide Project homebuyers, at the initial point of sale, educational materials about the health and safety benefits of emergency preparation and the need to maintain adequate emergency response supplies, such as a seven-day supply of potable water and food and solar-powered batteries for communication and refrigeration, to respond to earthquakes and other potential disasters, at the initial point of property sale, and annually thereafter in Property Owner Association Website Notices. The FEPC shall coordinate with commercial vendors of emergency response supplies and solar batteries in order to secure discounts or other preferential terms to Project site occupants, and shall include a list of such vendors on the community intranet and in educational materials published by the FEPC. Exhibit 1 - Page 19

v. Community Forester In accordance with the Specific Plan, the Master HOA shall hire a Community Forester who is trained in urban forestry, arboriculture, horticulture, or landscape architecture to undertake tree management responsibilities. The Community Forester will also coordinate FMZs 3rd party inspections on the Project site The Community Forester is required to developing a policy for managing public trees on the Project site and educating Project residents about the importance of trees in the community, and is responsible for implementing the Project's fire-resistant landscape plan. The Specific Plan further requires the Community Forester to develop programs that involve community organizations and residents in tree preservation, planting and tree care so as to ensure that community trees are, among other things, maintained in accordance with all Fire Code access requirements. Per the Specific Plan, the Community Forester must also prepare an annual tree management plan and implement programs to improve the communities tree canopy in a manner that complies with all Fire Code and LAFCD requirements. In addition, the Specific Plan requires the Community Forester to maintain the Project's fire-resistant plant palette and to consult with the County's staff biologist regarding proposed revisions to the community plant palette described in the Specific Plan. However, the LAFCD shall have final approval over the final plant palette for fuel modification zones and modifications thereto. vi. Third-Party Compliance Inspectors To confirm that the Project’s fuel management zones and landscape areas are being maintained according to the Fire Safety Requirements and the LACoFD’s fuel modification guidelines, the Master HOA shall obtain a fuel management zone inspection and report from a qualified LACoFD-approved third-party inspector in May/June of each year certifying that vegetation management activities throughout the Project site have been timely and properly performed. If the third-party inspector determines that a fuel management zone or landscape area is not compliant with all applicable fire-safety standards, the Master HOA shall have a specified period, not to exceed sixty days, to correct any noted issues so that a re-inspection can occur and certification can be achieved. Annual inspection fees may be subject to the current Fire Department Fee Schedule. Exhibit 1 - Page 20

Exhibit A Centennial Specific Plan Fire Safety Requirements: 1. Fuel Modification Plan (FMP) • Required by Mitigation Measure MM 3-9, which provides: The Project Applicant/Developer shall prepare a Fuel Modification Plan demonstrating compliance with the County Fire Code Title 32 and shall provide all new residents and business owners with recorded Covenants, Conditions, and Restrictions (CC&Rs) or disclosure statements that identify the responsibilities for maintaining the fuel modification zone(s) on their property, as defined in the approved Fuel Modification Plan. The CC&Rs or disclosure statements prepared by the Project Applicant/Developer shall be submitted to the County to confirm that new property owners will be informed of their responsibilities for maintaining the fuel modification zone(s) on their property. • Review and approval: o Per MMRP, the FMP must be provided to the California Department of Forestry and Fire Protection for peer review and to the LACoFD for review and approval. • Timing: o Per MMRP, the FMP must be approved prior to the recordation of final maps. • Other Requirements: o The Specific Plan, pages 3-99 through 3-100, provides significant detail on the required content and implementation of the FMPs, all of which should be reflected in the Fire Protection Plan. o Per the MMRP, a copy of the relevant FMP must be provided to all new residents and businesses with CC&Rs or disclosure statements prior to the sale of any-on- site properties. o See also Mitigation Measures MM 6-1, 6-3, MM 7-1, 7-16, and 7-21, which include additional requirements and restrictions regarding fuel modification in order to limit impacts to cultural and biological resources, all of which should be reflected in the Fire Protection Plan. 2. Vegetation Management Fire Abatement Implementation Plan • Required by Mitigation Measure MM 7-21, which provides: In order to ensure that no direct impacts to Significant Ecological Area (SEA) 17 occur, Exhibit 1 - Page 21 brush clearance zones shall be contained within the current Project impact boundary and no overlap with the adjacent SEA 17 shall occur. Vegetation management for fire abatement purposes is not authorized in SEA areas. An Implementation Plan, including fire risk abatement measures (including but not limited to vegetation management) required to comply with State and County fire prevention and response legal requirements, shall be submitted as part of the tentative tract map for portions of the Project site that border an SEA or mitigation preserve area. The Plan shall include: (a) a summary of applicable State and County fire risk abatement requirements; (b) a prohibition on the use of vegetation clearance within SEA 17 or mitigation preserve areas. The Plan shall be submitted to the County for approval with the first tentative map, and shall be updated to include new or modified State or County fire risk abatement requirements as part of each subsequent tentative tract map submittal. • Review and approval: o Per the MMRP, the Implementation Plan must be submitted to the California Department of Forestry and Fire Protection for peer review and to the County Department of Regional Planning for review and approval. • Timing: o Per the MMRP, the Implementation Plan must be approved prior to approval of tentative maps for portions of the Project that border a SEA or mitigation preserve area. 3. Fire Stations • Required by Mitigation Measure 16-1, which provides: At buildout, the Los Angeles County Fire Department (LACoFD) fire stations shall be located such that response times to the Project site shall be 5 minutes or less for fire service responses and 8 minutes or less for the advanced life support (paramedic) unit responses within the Project site. • Required by Mitigation Measure 16-3, which provides: The Project Applicant/Developer shall provide land, convey title, and shall construct and equip, to the specifications and requirements of the LACoFD, for up to four new Fire Stations to the LACoFD. The approved final plans and specifications for the Project shall identify locations of the fire stations. The LACoFD shall have final approval over the fire station site locations. The timing for the construction of the on-site fire stations shall be established by the LACoFD dependent upon the phasing of development, with the first on-site fire station operational no later than the time the 1,000th dwelling unit is built on site. Exhibit 1 - Page 22

• Review and approval: o Per MM 16-3, the LACoFD shall have final approval over the fire station site locations. • Timing: o Per the MMRP, MM 16-1 must be satisfied prior to approval of tentative maps. o Per the MMRP, MM 16-3 must be satisfied prior to approval of plans and specifications for final maps. o Per the Development Agreement, all fire stations must be equipped to be compatible with the LACoFD's Development Impact Mitigation Agreement standards. See Dev. Agmt., Exhibit G, Section 3.2. o Per the Development Agreement, Fire Station # 1 must be a station of 10,000 square feet, Fire Station # 2 must be a station of 13,000 square feet, and Fire Station #3 must be a station of 10,000 square feet and equipped as provided in the Development Agreement, and it must be completed prior to the issuance of a certificate of occupancy. See Dev. Agmt., Exhibit G, Section 3.2. o Per the Development Agreement, and per MM 16-3, it remains to be determined whether the Project will be required to construct a fourth fire station, but such determination shall be based on need established pursuant to MM 16-1. See Dev. Agmt., Exhibit G, Section 3.2. o Per the Development Agreement, the general locations of the three required fire stations will be situated as identified on Exhibit 4-1 of the FEIR, subject to relocation based on mutual agreement of the Developer and the County. If it is determined that fourth station is required, it will be located based on mutual agreement of the Developer and County. Nevertheless, LACoFD will have final approval of any fire station location. See Dev. Agmt., Exhibit G, Section 3.1. o Per the Development Agreement, Fire Station #1 must be completed prior to the issuance of a certificate of occupancy for the Project's 1,000th residential unit, and Fire Stations #2 and #3 must be completed prior to the issuance of a certificate of occupancy for any residential unit located outside of a station's five- minute response time. See Dev. Agmt., Exhibit E-1. o Per the Development Agreement, existing Fire Station #77 will serve the first 1,000 Project dwelling units (before Fire Station #1 is operational). o Per the Specific Plan, at page 3-37, two fire station sites shall have a building pad consisting of a net buildable area of 1.25 acres. The third site shall have a net buildable area of 4 acres. All sites will be rectangular in shape, with utilities stubbed to the property. Exhibit 1 - Page 23

• Other Requirements: o Per Mitigation Measure MM 16-2, the Developer must pay developer fees in accordance with the LACoFD Developer Fee Program until such time as the Developer has conveyed an approved, operational fire station to LACoFD, unless otherwise agreed to by the Developer and LACoFD in accordance with the LACoFD Developer Fee Program's land-in-lieu of fees provisions. 4. Emergency Response Plan • Required by Mitigation Measure MM 3-7, which provides: The Project Applicant/Developer shall prepare an Emergency Response Plan for the Project, which shall be updated as needed for each Tentative Map, and shall be submitted to the County (California Department of Forestry and Fire; and County Fire Department and/or County Sheriff’s Department) for review and approval. The Project Applicant/Developer shall be responsible for distributing the current Emergency Response Plan to each purchaser or tenant of each property within Centennial, and shall distribute the Plan to all landowners through the Transportation Management Agency (TMA). • Required by Development Agreement, Exhibit G, Section 12.3, which provides: The Property Owners shall require future residential and commercial property owners associations to develop and implement an emergency preparation and response plan, including shelter-in-place and evacuation plans as well as first aid and emergency electric power supplies. The Property Owners shall provide educational information about the health and safety benefits of emergency preparation and response supplies such as a seven-day supply of potable water and food, and solar-powered batters for communication and refrigeration, to respond to earthquakes and other potential disasters, at the initial point of property sale, and annually thereafter in Property Owner Association Website Notices. The Property Owners and Property Owner Association Website Notices may also identify emergency response supply and battery vendors providing discounts or other preferential terms to Project site occupants. • Review and approval: o Per the MMRP, the Emergency Response Plan must be submitted to the California Department of Forestry and Fire Prevention for peer review and to the LACoFD and/or Sheriff's Department for review and approval. • Timing: o Per the MMRP, MM 3-7 must be satisfied prior to approval of tentative maps. Exhibit 1 - Page 24

5. Landscape Plan • Required by Mitigation Measure 7-13, which provides in relevant part: The Project Applicant/Developer shall develop a Landscaping Plan for review and approval by the County Biologist. The Landscaping Plan shall be (1) prepared by a qualified biologist, (2) submitted to the County for approval with each tentative map, (3) provided to builders, (4) provided to future project occupants as described in the Specific Plan, and (5) include a plant palette composed of non-invasive species that are adapted to the conditions found on the Project site and do not require high irrigation rates. The Landscaping Plan shall also include a list of invasive plant species prohibited from being planted on the Project site. In addition, retail sales of these invasive plan species will be prohibited at any businesses (nurseries) located within the Project site. Landscape plans shall encourage planting of local natives typical of native vegetation within ten miles of the Project site. • Review and approval: o Per the MMRP, the Landscape Plan must be reviewed and approved by the County Department of Regional Planning. • Timing: o Per Mitigation Measure 7-13, a Landscape Plan must be submitted for approval with each tentative map application. • Other requirements: o The Specific Plan, at page 2-78, provides that "a Community Forester (licensed arborist or licensed with the Department of Forestry and/or fire warden) shall oversee … implementation of the long-term landscape plan within developed areas." o The Specific Plan, at page 3-42, explains that the Specific Plan plant pallet was prepared in accordance with the LACoFD's Fuel Modification Plan Guidelines, and, at page 3-99, requires the use of fire-retardant plants in fuel modification zones. o The Specific Plan, at page 3-29, requires landscaping in the plan's Open Space Zone to be dominated by native and/or drought tolerant trees, shrubs and ground cover, taking into consideration fuel modification requirements, such as using plants that are fire resistant. o The Centennial Green Development Program set forth in Specific Plan Appendix A-1 requires the project to implement fire-safe landscaping techniques to reduce fire risks to biological resources and human safety in the fuel modification zones. Exhibit 1 - Page 25

o The Hillside Design Guidelines set forth in Specific Plan Appendix 1-B requires landscaping in a manner that, among other things, increases fire protection. 6. Ban on Wood-Burning Fireplaces • Required by Mitigation Measure MM 11-3, which provides: The Project’s plans and specifications shall prohibit wood-burning fireplaces as required by SCAQMD Rule 445 in single-family residences throughout the entire Project site, including at residences that are 3,000 or more feet above mean sea level at which the SCAQMD prohibition would otherwise not apply. Natural gas fireplaces shall be limited to a total of 13,954. These requirements shall be posted on the community intranet and shall be clearly described and distributed to home buyers through their home purchase contracts and CC&Rs. • Also required by the Specific Plan's General Development Standards. See Specific Plan page 2-78. • Review and approval: o Per the MMRP, compliance with this requirement will be monitored by County Regional Planning and/or the Department of Public Building and Safety. • Timing: o Compliance will be monitored at the building permit stage. 6. Miscellaneous Requirements • Planned utility undergrounding and Project improvements to Highway 138 will help further reduce fire risk and provide better emergency egress, as discussed on Specific Plan page M-11. • As discussed on Specific Plan page 3-9, classifications and street cross-sections were developed in partnership with the Department of Regional Planning, as well the County of LA's Public Works and Fire Departments: modifications to theses cross-sections require approval from Public Works and LACoFD. • As discussed on Specific Plan page 2-83, no sign shall be installed, relocated, or maintained so as to prevent free ingress to or egress from any door, window, or fire escape. No sign of any kind shall be attached to a standpipe or fire escape, except those signs as required by other codes or ordinances. • As discussed in footnote 21 of the Specific Plan's Appendix 2-C, the curb-to-curb width of each private driveway and fire lane will be approved by the Los Angeles County Fire Department and Department of Public Works Exhibit 1 - Page 26

• The Project will be required to comply with all then-current fire code and building safety requirements, which should be detailed in the Fire Protection Plan. • To ensure safe ingress and egress to, from and within the project site during construction, Mitigation Measure MM 3-8 provides as follows: The Project Applicant/Developer shall prepare a Traffic Control Plan in accordance with the California Manual on Uniform Traffic Control Devices (MUTCD). The Traffic Control Plan shall be reviewed and approved by the California Department of Transportation (Caltrans), and all construction activities in the public right-of-way shall comply with the approved Traffic Control Plan to the satisfaction of Caltrans. Documentation of Caltrans approval shall be provided to the County for any Tentative Map involving construction within State Route 138 right-of-way. Exhibit 1 - Page 27

Exhibit 2 - Tejon Ranch Boundaries Tejon Ranch Boundary Exhibit 2 - Page 1 • - I• • ••• • 0 Bakersfield Lamonto - I

Exhibit 3 - Greenhouse Gas Calculations and Net Zero GHG Project Tracking Tool The following greenhouse gas calculation have been agreed upon by the Parties for the Project to be a Net Zero GHG Project, and to serve as a tracking tool for Centennial to report on its compliance with the GHG Mitigation Plan, Annual Report, and certificate of occupancy GHG compliance requirements included in the Agreement. All capitalized terms used in this Exhibit have the same meaning as the capitalized terms in the Agreement. Part 1: GHG Calculations GHG BAU Emissions/Year (30 Year Basis): 500,000 MT/Year Reduced by Itemized GHG Mitigation Measures: 185,000 MT/year or 37% of 500,000 MT/Yr Reduced by Centennial energy requirements: 64,000 MT/Year or 12.8% of 500,000 MT/Yr Reduced by Grapevine residential gas restriction: 17,313.46 MT/Year or 3.46% of 500,000 MT/Yr Reduced by class 1-7 truck incentives: 1,549.50 MT/year or .31% of 500,000 MT/Yr (Tejon Ranch reduction) Total Tejon Ranch reductions: 267,862.96 MT/Year or 53.57% of 500,000 MT/Yr Total remaining GHG reductions required from Non-Itemized GHG Mitigation Measures: 232,137.04 MT/Year or 46.43%. GHG applied in ratios to residential/commercial buildings to 232,137.04 MT/Year as follows: 53% of GHG from Residential (Per DU): 190.92 MT/DU 47% of GHG from Commercial (Per 1,000 SF): 324.13 MT/KSF) Exhibit 3 - Page 1

Part 2: Net Zero Project GHG Agreement Compliance Tracking Tool: Part A Reporting: GHG Mitigation Plan for Vesting Tentative Tract Map 1. Onsite Residential: ___ Dwelling Units Included in VTTM Application Itemized GHG Mitigation Measure Compliance - One Level 2 or Higher EVSE for single family DUs Agreement § 1.a.1.b - One Level 2 or Higher EVSE such that one electrical charger is provided each non-single family DU Agreement § 1.a.1.c - ____ $5,000 EV incentives available (of 9,667 incentive DUs) Agreement § 1.a.1.a - No natural gas service or fossil fuel fireplaces Agreement § 1.a.5.a - Backup Batteries: Included if Code req'd; Option if not required Agreement § 1.a.5.b - CCA Renewable Power Compliance Agreement § 1.a.5.c Cumulative DU Total in All Approved/Submitted VTTMs: ____ of 19,333 DUs 2. Onsite Non-Residential: ___ square feet (SF) in VTTM Application Itemized GHG Mitigation Measures - One Level 2 or Higher EVSE per 3,500 of SF 3,500 EVSE Total per Agreement § 1.a.2.a - Natural gas restricted to essential uses only Agreement § 1.a.5.a - Backup Batteries: Included if Code req'd; Option if not required Agreement § 1.a.5.b - CCA Renewable Power Compliance Agreement § 1.a.5.c 3. Other Itemized GHG Mitigation Measures - One Level 2 or Higher EVSE charger in SCAQMD DACs per 4 DUs Agreement §§ 1.a.4 (___ cumulative of 5,000 chargers total) - $____ of $5,000 grants for EV service fleet vehicles per 48 DUs Agreement §§ 1.a.3.a, 1.a.3. b (___ of 400 $5,000 grants totaling $2 million) Exhibit 3 - Page 2

- ____ of $20,000 grants for EV transit/school bus/vans per 48 DUs Agreement §§ 1.a.3.d (___ of $8M total) - ___ Medium/Heavy Duty Truck EVSEs at TRCC per 100,972 SF Agreement § 1.a.2.b (___ of 100 total TRCC Truck EVSEs) - ____ of $7,500 grants for EVSE Class 1-7 trucks/vans per 38 DUs (__ of $3,750,000 total) Agreement §§ 1.a.2.d (____ of 500 vehicles total) Exhibit 3 - Page 3

EXHIBIT 4 – PUBLIC STATEMENT Date: December 01, 2021 CENTENNIAL AT TEJON RANCH IS SETTING NEW STANDARDS FOR FIRE SAFE, SUSTAINABLE, AFFORDABLE MASTER PLANNED COMMUNITIES IN CALIFORNIA In a major new agreement, the master planned community of Centennial, which has already committed to include 18% affordable housing units, will now achieve a net zero carbon project status that exceeds California’s climate goals; and include new wildfire resilience measures to significantly enhance safety both in and outside the community. (Tejon Ranch, CA) Tejon Ranch Co. (NYSE: TRC) and Climate Resolve, a Los Angeles-based nonprofit organization, today announced an unprecedented agreement regarding the Centennial at Tejon Ranch master planned community. The planned development of more than 19,300 homes and 10.1 million square feet of commercial and industrial space, which has received approvals from Los Angeles County, may now proceed to the next steps in the California development process. Centennial, which has committed to include 3,480 affordable housing units as a part of its Los Angeles County approvals, will now also become a greater net zero project, meeting and exceeding all the state’s goals and requirements to combat climate change. The enhanced climate and wildfire resilience measures contained in the agreement set a new standard for development in California and represent the largest climate investment by a housing development in the state, a milestone achieved through the cooperation of both Tejon Ranch and Climate Resolve. As part of the agreement, Climate Resolve has agreed to dismiss with prejudice its claim that the County of Los Angeles violated the California Environmental Quality Act (CEQA) when it approved Centennial in May of 2019. With the dismissal of the lawsuit, Tejon Ranch Co. retains the legislative approval needed to continue the process that will lead to the development of a well-planned and critically needed community that will bring thousands of homes and jobs to Los Angeles County. The agreement includes the following measures and features.  Net Zero GHG Emissions: The community commits to net zero GHG emissions by reducing to zero all emissions through significant on-site and off-site commitments. A large component prioritizes disadvantaged communities, followed by other projects within Los Angeles County, and other parts of southern and central California.  Electric Vehicle Advancement: Advance the EV future through commitments to install almost 30,000 chargers within and outside the community. Provide incentives to support the purchase of 10,500 electric vehicles.  Wildfire Prevention: Funding for on-site and off-site fire protection and prevention measures, including fire-resilient design, planning, and vegetation management with benefits to neighboring communities. Exhibit 4 - Page 1

 Unrivaled Transparency: Provide annual public reports and create an organization empowered to monitor progress to ensure the agreement results in the benefits identified. “We are pleased to reach this agreement with Climate Resolve that will enable us to address California’s housing crisis in the most sustainable manner possible,” said Gregory S. Bielli, President and CEO of Tejon Ranch Company. “Tejon Ranch has a legacy of environmental stewardship, as well as using its land to meet major needs in California. More than ever, the state desperately needs the 19,333 housing units Centennial will provide, including the nearly 3,500 affordable units. At the same time, California needs to achieve its climate goals. This agreement outlines a way to create this unique climate-friendly, fire-safe, affordable mixed use master planned community that helps California address its housing needs consistent with the state’s policy goals.” “Working with Tejon Ranch, we’ve been able to secure the largest climate commitment by a housing development in the state’s history,” said Jonathan Parfrey, Executive Director of Climate Resolve. “We’re setting a new climate standard that surpasses anything previously done in the state. Our agreement builds upon the 2008 Tejon Ranch Conservation and Land Use Agreement and takes the added steps of further protecting the land from the threat of wildfire and zeroing-out greenhouse gas emissions at the Centennial project.” Both Tejon Ranch Company and Climate Resolve look forward to working together to implement an agreement that sets a new precedent for the development of fire safe, sustainable communities that will meet the needs of California today, and in the future. #### CONTACT: For Tejon Ranch: Barry Zoeller, Senior VP of Corporate Communications & Investor Relations bzoeller@tejonranch.com (661) 663-4212 For Climate Resolve: Bryn Lindblad, Deputy Director blindblad@climateresolve.org (213) 634-3790 x 102 ### Forward-Looking Statements This press release contains forward-looking statements, including without limitation statements regarding our commitments under the Settlement Agreement and certain aspects of our real estate operations. In some cases, these statements are identifiable through use of words such as “commit” and “will.” These forward-looking statements are not a guarantee of future performance, are subject to assumptions and involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance, or achievement implied by such forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the impacts of COVID-19 and the actions taken by governments, businesses, and individuals in response to it, success in obtaining various governmental approvals and entitlements for land development activities, and the risks described in the section entitled “Risk Factors” in our annual and quarterly reports filed with the SEC. Exhibit 4 - Page 2